AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1997

                                                    Registration No.  333-21155

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Admendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

  SOUTHWESTERN ELECTRIC POWER COMPANY            SWEPCO CAPITAL I (333-21155-01)
(EXACT NAME OF REGISTRANT AS SPECIFIED          SWEPCO CAPITAL II (333-21155-02)
         IN CHARTER)                            (EXACT NAMES OF REGISTRANTS AS
                                                  SPECIFIED IN TRUST AGREEMENTS)
                 DELAWARE                                   DELAWARE
     (STATE OR OTHER JURISDICTION OF            (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)              INCORPORATION OR ORGANIZATION)
                72-0323455                            EACH TO BE APPLIED FOR
  (I.R.S. EMPLOYER IDENTIFICATION NO.)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                428 TRAVIS STREET
                        SHREVEPORT, LOUISIANA 71156-0001
                                 (318) 222-2141
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANTS'
                          PRINCIPAL EXECUTIVE OFFICES)


            MICHAEL D. SMITH                        ROBERT B. WILLIAMS, ESQ.
               PRESIDENT                              JORIS M. HOGAN, ESQ.
  SOUTHWESTERN ELECTRIC POWER COMPANY           MILBANK, TWEED, HADLEY & MCCLOY
           428 TRAVIS STREET                        1 CHASE MANHATTAN PLAZA
   SHREVEPORT, LOUISIANA  71156-0001               NEW YORK, NEW YORK  10005
            (318) 222-2141                               (212) 530-5000


                   (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND
               TELEPHONE NUMBERS, INCLUDING AREA CODES, OF AGENTS
                                  FOR SERVICE)


          APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|





                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                        Proposed
                                          Proposed      maximum
                              Amount       maximum      aggregate    Amount of
Title of each class           to be     offering price  offering    registration
securities being registered  registed    per unit (1)   price (1)     fee (2)
- --------------------------- ----------  -------------- ----------- -----------

Southwestern Electric
Power Company
Junior Subordinated
Deferrable Interest
Debentures


SWEPCO Capital I
and II
Preferred Securities


Southwestern Electric
Power Company
Guarantees with
respect to Preferred
Securities (3)(4)


Total                     $110,000,000       100%     $110,000,000     $33,334
                               (5)           (5)                       (6)


(1)   Estimated solely for the purpose of computing the registration fee.

(2) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(3) No separate consideration will be received for the Southwestern Electric Power Company Guarantees.

(4) This Registration Statement is deemed to include the rights of holders of the Preferred Securities and the obligations of Southwestern Electric Power Company ("Back-Up Obligations") under (i) the Guarantees, (ii) the Junior Subordinated Deferrable Interest Debentures (including Corresponding Junior Subordinated Deferrable Interest Debentures), (iii) the Trust Agreements for SWEPCO Capital I and SWEPCO Capital II, (iv) the Indenture and Supplemental Indentures under which the Junior Subordinated Deferrable Interest Debentures or Corresponding Junior Subordinated Deferrable Interest Debentures will be issued and (v) the Expense Agreements in which Southwestern Electric Power Company undertakes to pay all of the expenses of SWEPCO Capital I and SWEPCO Capital II, except for obligations under the Preferred Securities, as described in this Registration Statement.

(5) Represents (a) the principal amount of the Junior Subordinated Deferrable Interest Debentures issued at their principal amount and (b) the initial public offering price of SWEPCO Capital I and II Preferred Securities. No separate consideration will be received for any Southwestern Electric Power Company Guarantees or Southwestern Electric Power Company Junior Subordinated Deferrable Interest Debentures in connection with an issuance of Preferred Securities by SWEPCO Capital I and II. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price for each class of securities being registered have been omitted in accordance with General Instruction II.D. of Form S-3.

(6)  A registration fee of $33,334 was previously paid on February 5, 1997.

                         ------------------------------


      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.





--------------------------------------------------------------------------------
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS TO WHICH IT RELATES SHALL CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.
--------------------------------------------------------------------------------

                                SUBJECT TO COMPLETION, DATED APRIL 2, 1997

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED _______ __, 1997



                         4,400,000 Preferred Securities*
                                SWEPCO CAPITAL I
                        ___% Trust Preferred Securities,
                                    Series A
               (liquidation preference $25 per preferred security)
                       guaranteed, as described herein, by
                       SOUTHWESTERN ELECTRIC POWER COMPANY
                                    ---------

               The ___% Trust Preferred Securities, Series A (the "Series A Preferred Securities"), offered hereby represent undivided beneficial interests in the assets of SWEPCO Capital I, a trust created under the laws of the State of Delaware ("SWEPCO Capital I"). Southwestern Electric Power Company, a Delaware corporation ("SWEPCO"), will be the owner of all of the beneficial interests represented by common securities of SWEPCO Capital I ("Series A Common Securities").
    The Bank of New York is the Property Trustee of SWEPCO Capital I. SWEPCO
     Capital I exists for the sole purpose of issuing the Series A Preferred Securities and the Series A Common Securities and investing the proceeds thereof in __% Junior Subordinated Deferrable

                            (CONTINUED ON NEXT PAGE)
                                    ---------

           SEE "RISK FACTORS" BEGINNING ON PAGE S-6 HEREOF FOR CERTAIN
         INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A PREFERRED
       SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER
       WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                                OF SUCH DEFERRAL.


                                    ---------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
                   OR THE PROSPECTUS TO WHICH IT RELATES. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                    ---------
                                                                 PROCEEDS TO
                                INITIAL PUBLIC  UNDERWRITING       SWEPCO
                                OFFERING PRICE  COMMISSION(1)  CAPITAL I(2)(3)

Per Series A Preferred Security     $               (2)                    $
Total                               $               (2)                    $
- ----------
        (1) SWEPCO Capital I and SWEPCO have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

        (2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures, the Underwriting Agreement provides that SWEPCO will pay to the Underwriters, as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds, $______ per Series A Preferred Security; PROVIDED, that such compensation will be $___ per Series A Preferred Security sold to certain institutions. Accordingly, the maximum aggregate amount of Underwriters' Compensation will be $_________, but the actual amount of Underwriters' Compensation will be less than such amount to the extent that Series A Preferred Securities are sold to such institutions. See "Underwriting."

        (3) Expenses of the offering, which are payable by SWEPCO, are estimated to be $250,000.
                                    ---------

                The Series A  Preferred  Securities  offered  hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Preferred Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about __________, 1997, against payment therefor in immediately available funds.
       ----------

      SMITH BARNEY INC.

                        DEAN WITTER REYNOLDS INC.

                                         GOLDMAN, SACHS & CO.

                                                    MORGAN STANLEY & CO.
                                                         INCORPORATED

        _________, 1997

        *       Preliminary, subject to change.


         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES A PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SERIES A PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS, AND THE IMPOSITION OF A PENALTY BID. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."



                                    ---------

         (CONTINUED FROM PREVIOUS PAGE)

         Interest Debentures, Series A (the "Series A Debentures") to be issued by SWEPCO. The Series A Debentures will mature on ________, 2037, which date may be shortened to a date not earlier than ________, 2002. The Series A Debentures are redeemable prior to maturity at the option of SWEPCO as described below. The Series A Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Series A Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

                  Holders of the Series A Preferred Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing __________, 1997, at the annual rate of __% of the liquidation preference of $25 per Series A Preferred Security ("Distributions"). SWEPCO has the right to defer the payment of interest on the Series A Debentures at any time or from time to time for one or more periods (each, an "Extension Period"), PROVIDED that such Extension Period, together with all previous and further extensions thereof prior to its termination, does not exceed 20 consecutive quarters and does not extend beyond the maturity of the Series A Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), SWEPCO may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Debentures are so deferred, Distributions on the Series A Preferred Securities will also be deferred and SWEPCO will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to SWEPCO's capital stock or debt securities that rank PARI PASSU with or junior to the Series A Debentures. During an Extension Period, interest on the Series A Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will accumulate at the rate of __% per annum, compounded quarterly) and holders of Series A Preferred Securities will be required to accrue interest income for United States federal income tax purposes in advance of receipt of cash related to such interest income. See "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

                  SWEPCO has, through the Series A Guarantee, the Trust Agreement, the Series A Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of SWEPCO Capital I's obligations under the Series A Preferred Securities. The Series A Guarantee guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Preferred Securities, but only in each case to the extent of funds held by SWEPCO Capital I, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If SWEPCO does not make interest payments on the Series A Debentures held by SWEPCO Capital I, SWEPCO Capital I will have insufficient funds to pay Distributions on the Series A Preferred Securities. The Series A Guarantee does not cover payment of Distributions when SWEPCO Capital I does not have sufficient funds to pay such Distributions. In such event, a holder of Series A Preferred Securities may have the right to institute a legal proceeding directly against SWEPCO to enforce payment to such holder of the principal of or interest on the Corresponding Junior Subordinated Debentures as described in "Description of Preferred Securities--Enforcement of Certain Rights by Holders of Preferred Securities" in the accompanying Prospectus. The obligations of SWEPCO under the Series A Guarantee and the Series A Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus) of SWEPCO.

                  The Series A Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Debentures at maturity or their earlier redemption in an amount equal to the amount of related Series A Debentures maturing or being redeemed at a redemption price equal to the aggregate liquidation preference of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption. The Series A Debentures are redeemable prior to maturity at the option of SWEPCO (i) on or after _________, 2002 in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), within 90 days of the occurrence of a Special Event (as defined herein), at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

                  At any time, SWEPCO will have the right to terminate SWEPCO Capital I and, after satisfaction of liabilities to creditors of SWEPCO Capital I as required by applicable law, cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of SWEPCO Capital I. See "Certain Terms of the Series A Preferred Securities--Distribution of Series A Debentures."

                  The Series A Debentures are subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO. As of December 31, 1996, SWEPCO had approximately $699.1 million aggregate principal amount of Senior Indebtedness outstanding. The terms of the Series A Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by SWEPCO. In addition, the Series A Debentures will be effectively subordinated to all existing and future liabilities of SWEPCO's subsidiaries, if any, and holders of Series A Debentures should look only to the assets of SWEPCO for payments on Series A Debentures. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

                  In the event of the termination of SWEPCO Capital I, after satisfaction of creditors of SWEPCO Capital I as provided by applicable law, the holders of the Series A Preferred Securities will be entitled to receive a liquidation preference of $25 per Series A Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such Like Amount in Series A Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

                  Application will be made to list the Series A Preferred Securities on the New York Stock Exchange (the "NYSE") under the symbol "_______". Trading of the Series A Preferred Securities on the NYSE is expected to commence within thirty days after the initial delivery of the Series A Preferred Securities. If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of SWEPCO Capital I, SWEPCO will use its best efforts to list the Series A Debentures on the NYSE or such other stock exchanges or other organizations, if any, on which the Series A Preferred Securities are then listed.

                  The Series A Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Preferred Securities--Book-entry Issuance" in the accompanying Prospectus.




                  THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUS. AS USED HEREIN, (I) THE "INDENTURE" MEANS THE INDENTURE, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, INCLUDING THE FIRST SUPPLEMENTAL INDENTURE RELATING TO THE SERIES A DEBENTURES, BETWEEN SWEPCO AND THE BANK OF NEW YORK, AS TRUSTEE (THE "DEBENTURE TRUSTEE"), AND (II) THE "TRUST AGREEMENT" MEANS THE AMENDED AND RESTATED TRUST AGREEMENT AMONG SWEPCO, AS DEPOSITOR, THE BANK OF NEW YORK, AS PROPERTY TRUSTEE (THE "PROPERTY TRUSTEE"), THE BANK OF NEW YORK (DELAWARE), AS DELAWARE TRUSTEE (THE "DELAWARE TRUSTEE"), AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN (COLLECTIVELY, WITH THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE, THE "ISSUER TRUSTEES"). EACH OF THE OTHER CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS SUPPLEMENT HAS THE MEANING SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

                  Prospective purchasers of the Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

         RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A DEBENTURES

                  The obligations of SWEPCO under the Series A Guarantee issued by SWEPCO for the benefit of the holders of Series A Preferred Securities are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO. The obligations of SWEPCO under the Series A Debentures are subordinate and junior in right of payment to all such Senior Indebtedness. At December 31, 1996, the Senior Indebtedness of SWEPCO aggregated approximately $699.1 million. In addition, the Series A Debentures will be effectively subordinated to all existing and future liabilities of SWEPCO's subsidiaries, if any, and holders of Series A Debentures should look only to the assets of SWEPCO for payments on the Series A Debentures. None of the Indenture, the Series A Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by SWEPCO. See "Description of
       Guarantees--Status of the Guarantees" and "Description of Junior
         Subordinated Debentures--Subordination" in the accompanying Prospectus.

                  The ability of SWEPCO Capital I to pay amounts due on the Series A Preferred Securities is solely dependent upon SWEPCO making payments on the Series A Debentures as and when required.

         OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

                  SWEPCO has the right under the Indenture to defer the payment of interest on the Series A Debentures at any time or from time to time for one or more Extension Periods, each of which, together with all previous and further extensions of such Extension Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. As a consequence of any such election, quarterly Distributions on the Series A Preferred Securities by SWEPCO Capital I will be deferred (and the amount of Distributions to which holders of the Series A Preferred Securities are entitled will continue to accumulate at the rate of __% per annum, compounded quarterly) during any such Extension Period. During any such Extension Period, SWEPCO may not, and may not permit any subsidiary of SWEPCO to, (i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem, or otherwise acquire or make any sinking fund payment with respect to, any shares of SWEPCO's capital stock or
         (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment, PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and (d) payments under any guarantee by SWEPCO with respect to any securities of a subsidiary of SWEPCO, provided that the proceeds from the issuance of such securities were used to purchase Junior Subordinated Debentures of any series under the Indenture). Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, SWEPCO may elect to begin a new Extension Period subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Series A Debentures. See "Certain Terms of the Series A Preferred Securities--Distributions" and "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period."

                  Should an Extension Period occur, a holder of Series A Preferred Securities must accrue interest income (as original issue discount) on an economic accrual basis in respect of its PRO RATA share of the Series A Debentures held by SWEPCO Capital I for United States federal income tax purposes. As a result, a holder of Series A Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from SWEPCO Capital I if the holder disposes of the Series A Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount" and "--Sale or Redemption of Series A Preferred Securities."

                  SWEPCO has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures. However, should SWEPCO elect to exercise such right in the future, the market price of the Series A Preferred Securities is likely to be affected. A holder that disposes of its Series A Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Preferred Securities.

         SPECIAL EVENT REDEMPTION

                  Upon the occurrence of a Special Event, as described in "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus, SWEPCO has the right to redeem the Series A Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Series A Preferred Securities at the applicable redemption price. See "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

                  Under current United States federal income tax law, such a redemption of the Series A Preferred Securities would constitute a taxable event to the holders thereof. See "Certain Federal Income Tax Considerations--Sale or Redemption of Series A Preferred Securities."

         EXCHANGE OF SERIES A PREFERRED SECURITIES FOR SERIES A DEBENTURES

                  SWEPCO will have the right at any time to terminate SWEPCO Capital I and, after satisfaction of liabilities to creditors of SWEPCO Capital I as required by applicable law, cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of SWEPCO Capital I. See "Certain Terms of Series A Preferred Securities--Distribution of Series A Debentures."

                  Under current United States federal income tax law, provided SWEPCO Capital I is treated as a "grantor trust" at the time of the distribution, a distribution of the Series A Debentures upon liquidation of SWEPCO Capital I should not be a taxable event to holders of the Series A Preferred Securities. However, if at the time of the distribution, SWEPCO Capital I were subject to United States federal income tax with respect to income received or accrued on the Series A Debentures, a distribution of the Series A Debentures by SWEPCO Capital I would be a taxable event to SWEPCO Capital I and the holders of the Series A Preferred Securities. See "Certain Federal Income Tax Considerations--Distribution of Series A Debentures to Holders of Series A Preferred Securities."

                  There can be no assurance as to the market prices for Series A Preferred Securities or Series A Debentures that may be distributed in exchange for Series A Preferred Securities if a liquidation of SWEPCO Capital I occurs. Accordingly, the Series A Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Debentures that a holder of Series A Preferred Securities may receive on liquidation of SWEPCO Capital I, may trade at a discount to the price that the investor paid to purchase the Series A Preferred Securities offered hereby. Holders of Series A Preferred Securities may receive Series A Debentures upon liquidation of SWEPCO Capital I and prospective purchasers of Series A Preferred Securities are also making an investment decision with regard to the Series A Debentures and should carefully review all the information regarding the Series A Debentures contained herein. See "Description of the Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" and "Description of the Corresponding Junior Subordinated Debentures--General" in the accompanying Prospectus.

         SHORTENING OF STATED MATURITY OF SERIES A DEBENTURES; MARKET PRICE

                  SWEPCO will have the right at any time and from time to time to shorten the maturity of the Series A Debentures to a date not earlier than _______, 2002 and thereby cause the Series A Preferred Securities to be redeemed on such earlier date. If SWEPCO does exercise such right, there can be no assurance that the shortening of the maturity of the Series A Debentures will not have an effect on the market price of the Series A Preferred Securities or Series A Debentures that may be distributed in exchange for Series A Preferred Securities.

         POSSIBLE TAX LAW CHANGES

      On February 6, 1997, President Clinton introduced to Congress his budget proposal for fiscal year 1998. Included in President Clinton's budget proposal is a tax provision, which if enacted, generally would treat as equity, for federal income tax purposes, an instrument issued by a corporation if the instrument has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision is proposed to be effective generally for instruments issued on or after the date of first action by Congressional committee. As of the date hereof, no such Congressional action has occurred. If the proposed provision applied to the Series A Debentures, SWEPCO would be unable to deduct interest on the Series A Debentures. A similar tax provision was contained in President Clinton's budget proposal for fiscal year 1997, which provision was not enacted before the 104th Congress adjourned. Under current law, SWEPCO believes and intends to take the position that it is able to deduct interest on the Series A Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of SWEPCO to deduct interest on the Series A Debentures. Such a change could give rise to a Tax Event, which would permit SWEPCO to cause a redemption of the Series A Preferred Securities before ________, 2002. See "Certain Terms of Series A Subordinated Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus. See also "Certain Federal Income Tax Considerations--Possible Tax Law Changes."

         RIGHTS UNDER THE SERIES A GUARANTEE

                  The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purposes of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Preferred Securities. The Bank of New York also will act as Debenture Trustee for the Series A Debentures and as Property Trustee under the Trust Agreement. The Series A Guarantee guarantees to the holders of the Series A Preferred Securities the following payments, to the extent not paid by SWEPCO Capital I: (i) any accumulated and unpaid Distributions required to be paid on the Series A Preferred Securities, to the extent that SWEPCO Capital I has funds on hand available therefor, (ii) the redemption price with respect to any Series A Preferred Securities called for redemption to the extent that SWEPCO Capital I has funds on hand available therefor at the date of redemption, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of SWEPCO Capital I (unless the Series A Debentures are distributed to holders of the Series A Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions to the date of payment to the extent SWEPCO Capital I has funds on hand available therefor and (b) the amount of assets of SWEPCO Capital I remaining available for distribution to holders of the Series A Preferred Securities. If SWEPCO were to default on its obligation to pay amounts payable under the Series A Debentures, SWEPCO Capital I would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Preferred Securities or otherwise, and, in such event, holders of the Series A Preferred Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, holders of the Series A Preferred Securities would have the limited enforcement rights described under "Description of Preferred Securities--Events of Default; Notice" and"--Enforcement of Certain Rights by Holders of Preferred Securities" in the accompanying Prospectus. See "Description of Guarantees" and "Description of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Preferred Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

         LIMITED VOTING RIGHTS

                  Holders of Series A Preferred Securities will generally have limited voting rights relating only to the modification of the Series A Preferred Securities and the dissolution, winding-up or liquidation of SWEPCO Capital I. Holders of Series A Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of the Series A Common Securities except upon the occurrence of certain events. The Issuer Trustees and SWEPCO may amend the Trust Agreement without the consent of holders of Series A Preferred Securities to ensure that SWEPCO Capital I will be classified for United States federal income tax purposes as a "grantor trust," even if such action adversely affects the interests of such holders in a material respect. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

         TRADING CHARACTERISTICS OF SERIES A PREFERRED SECURITIES

                  SWEPCO Capital I intends to list the Series A Preferred Securities on the NYSE. The Series A Preferred Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Debentures. A holder of Series A Preferred Securities that disposes of its Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from SWEPCO Capital I for the period prior to such disposition) will nevertheless be required to include as ordinary income, accrued but unpaid interest on the Series A Debentures through the date of disposition. Such holder will recognize a capital loss to the extent the amount realized with respect to the Series A Preferred Securities is less than its adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Sale or Redemption of Series A Preferred Securities."

                                SWEPCO CAPITAL I

               SWEPCO Capital I is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by SWEPCO, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein (which trust agreement was later amended and restated in the form of the Trust Agreement) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 29, 1997. SWEPCO Capital I's business and affairs are conducted by the Issuer
         Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with SWEPCO. SWEPCO Capital I exists for the exclusive purposes of (i) issuing and selling the Series A Preferred Securities and Series A Common Securities, (ii) using the proceeds from the sale of Series A Preferred Securities and the Series A Common Securities to acquire Series A Debentures issued by SWEPCO and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Series A Debentures will be the sole assets of SWEPCO Capital I, and payments under the Series A Debentures will be the sole revenue of SWEPCO Capital I. All of the Series A Common Securities will be owned by SWEPCO. The Series A Common Securities will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Series A Preferred Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of SWEPCO as holder of the Series A Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Preferred Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. SWEPCO will acquire Series A Common Securities having an aggregate liquidation amount equal to 3% of the total capital of SWEPCO Capital I. SWEPCO Capital I has a term of 45 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of SWEPCO Capital I is c/o Central and South West Corporation, 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, Attention: Director, Finance, and its telephone number is (214) 777-1000. See "The Issuer Trusts" in the accompanying Prospectus.

               It is anticipated that SWEPCO Capital I will not be subject to the reporting requirements of the Exchange Act.

                       SOUTHWESTERN ELECTRIC POWER COMPANY

               Southwestern Electric Power Company, a Delaware corporation, is a public utility company engaged in the production, purchase, transmission, distribution and sale of electricity in portions of northeastern Texas, northwestern Louisiana and western Arkansas. SWEPCO serves approximately 409,000 retail customers in the northeastern Texas, northwestern Louisiana and western Arkansas area. Central and South West Corporation ("CSW"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended, owns all of the issued and outstanding Common Stock of SWEPCO. SWEPCO's executive offices are located at 428 Travis Street, Shreveport, Louisiana 71101-0001, telephone number (318) 222-2141.

               The foregoing information relating to SWEPCO does not purport to be comprehensive and should be read together with the financial statements and other information contained in the Incorporated Documents. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                              RECENT DEVELOPMENTS

               On March 18, 1997, CSW lanched a tender offer for all of the outstanding preferred stock of SWEPCO. The tender offer is scheduled to expire at 5:00pm central time on April 16, 1997. SWEPCO concurrently launched a solicitation of proxies from its common and preferred shareholders for use at a special meeting scheduled for April 16, 1997 seeking consent to remove a provision in its Restated Certificate of Incorporation which limits the amount of unsecured debt that SWEPCO is allowed to issue.

                                 USE OF PROCEEDS

                  All of the proceeds from the sale of Series A Preferred Securities will be invested by SWEPCO Capital I in Series A Debentures. The proceeds from the sale of such Series A Debentures will initially become part of the general funds of SWEPCO and will be used to replace or retire, through redemption, repurchase or otherwise, one or more series of outstanding preferred stock of SWEPCO, or any combination thereof, to repay all or a portion of SWEPCO's short-term borrowings outstanding and for other general corporate purposes, subject to applicable regulatory requirements.



        CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                  The following table sets forth SWEPCO's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years indicated:


                                                       YEAR ENDED DECEMBER 31,


                                           1996           1995   1994      1993    1992
                                           ----           ----   ----      ----    ----


  Earnings to Fixed Charges                2.81           3.80   3.70       3.27   3.39
  Earnings to Combined Fixed
    Charges and Preferred Stock
    Dividend Requirements
    (unaudited)                            2.61           3.53   3.40       2.97   3.12


                  For computation of the foregoing ratios (i) earnings consist of net income plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component of leases and amortization of debt discount, premium and expense. Pretax earnings required for preferred stock dividends were computed using the effective tax rate for the applicable year.


                         SELECTED FINANCIAL INFORMATION

                          (DOLLAR AMOUNTS IN THOUSANDS)


                  The selected financial data of SWEPCO for the years ended December 31, 1994, 1995 and 1996 set forth below were derived from and should be read in conjunction with the financial statements and related notes of SWEPCO incorporated by reference in the accompanying Prospectus. The financial statements for the three-year period ended December 31, 1996 have been audited by Arthur Andersen LLP, independent auditors, and the reports of Arthur Andersen LLP thereon are incorporated by reference in the accompanying Prospectus.


                                                Year Ended December 31,

                                       1996               1995            1994
                                      -----              ------          ------

Operating Revenues                    $920,786         $836,705         $825,296
Operating Income                       138,083          162,776          145,922
Net Income Before Cumulative
  Effect of Changes in
  Accounting Principles                  --                --               --
Cumulative Effect in Changes
  in Accounting Principles               --                --               --
Net Income                              66,556          117,114          105,712
Net Utility Plant                    1,851,958        1,879,656        1,856,558





                                Capitalization at
                                December 31, 1996
                            ------------------------
                                   (unaudited)
                                                         Amount as
                               Amount Actual    %        Adjusted(1)    %

Long-Term Debt                  $  597,151     44.3%     $  597,151    42.4%
Company Obligated Mandatorily
  Redeemable Preferred Securities
  of Subsidiary Trust Holding
  Solely Parent Junior
  Subordinated Debentures (2)        --         --          109,750     7.8
  Preferred Stock                   48,496      3.6           0          0
  Common Equity                    702,461     52.1         702,157    49.8
                                  ---------   -----       ---------    ----

      Total                     $1,348,108     100%      $1,409,058      100%
                                 =========     ====       =========      ====

Short-Term Debt                    $57,495      --          $305         --
Long-Term Debt and Preferred
  Stock Currently Maturing          $3,760      --          $0           --


- ----------------------------
(1) Adjusted to give effect to the consummation of the offering of 4,400,000 Preferred Securities and the application of the estimated net proceeds therefrom to redeem all preferred stock and short-term debt. Amount as Adjusted does not take into account the current tender offer by CSW.
     See "Recent Developments."

(2) As described herein, the sole assets of SWEPCO Capital I will consist solely of approximately $110 million of Series A Debentures, issued by SWEPCO to SWEPCO Capital I, and certain rights under the Series A Guarantee. The Series A Debentures will bear interest at the annual rate of ___% of the principal amount thereof and will mature on _______, 2037 which date may be shortened to a date not earlier than ________, 2002. SWEPCO owns all of the Series A Common Securities of SWEPCO Capital I.



                              ACCOUNTING TREATMENT


                  For financial reporting purposes, SWEPCO Capital I will be treated as a subsidiary of SWEPCO and, accordingly, the accounts of SWEPCO Capital I will be included in the financial statements of SWEPCO. The Series A Preferred Securities will be presented as a separate line item in the balance sheet of SWEPCO and appropriate disclosures about the Series A Preferred Securities, the Series A Guarantee and the Series A Debentures will be included in the notes to the financial statements. For financial reporting purposes, SWEPCO will record Distributions payable on the Series A Preferred Securities as an expense.


               CERTAIN TERMS OF THE SERIES A PREFERRED SECURITIES

         GENERAL

                  The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

         DISTRIBUTIONS

                  The Series A Preferred Securities represent undivided beneficial interests in the assets of SWEPCO Capital I, and Distributions on each Series A Preferred Security will be payable at the annual rate of __% of the stated liquidation preference of $25, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Distributions will accumulate from __________, 1997, the date of original issuance. The first Distribution payment date for the Series A Preferred Securities will be __________, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which Distributions are payable on the Series A Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each such case with the same force and effect as if made on the date such payment was originally payable. Accrued and unpaid distributions will accumulate additional Distributions thereon ("Additional Amounts") after the payment date therefor in an amount equal to the additional interest accrued on interest in arrears on the Series A Debentures. See "Certain Terms of the Series A Debentures--General." The term "Distributions" as used herein shall include any such Additional Amounts. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

                  So long as no Event of Default under the Indenture has occurred and is continuing, SWEPCO has the right under the Indenture to defer the payment of interest on the Series A Debentures at any time or from time to time for one or more Extension Periods, each of which, together with all previous and further extensions of such Extension Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. As a consequence of any such election, quarterly Distributions on the Series A Preferred Securities will be deferred by SWEPCO Capital I during any such Extension Period. Distributions to which holders of the Series A Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of __% per annum thereof, compounded quarterly from the relevant payment date for such Distributions. During any such Extension Period, SWEPCO may not, and may not permit any subsidiary of SWEPCO to, (i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem, or otherwise acquire or make any sinking fund payment with respect to, any shares of SWEPCO's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment, PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and (d) payments under any guarantee by SWEPCO with respect to any securities of a subsidiary of SWEPCO, provided that the proceeds from the issuance of such securities were used to purchase Junior Subordinated Debentures of any series under the Indenture). Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, SWEPCO may elect to begin a new Extension Period, subject to the above requirements. See "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

                  SWEPCO has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Debentures.

         REDEMPTION

                  Upon the repayment or redemption, in whole or in part, of the Series A Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Series A Preferred Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption (the "Redemption Date"), at a redemption price equal to the aggregate liquidation preference of such Series A Preferred Securities plus accumulated and unpaid Distributions thereon to the Redemption Date (the "Redemption Price"). See "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus and "Certain Terms of the Series A Debentures--Redemption."

                  SWEPCO will have the right to redeem the Series A Debentures
         (i) on or after _______, 2002 in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof or (ii) in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event (each as defined in the accompanying Prospectus, and as so collectively defined, a "Special Event"), at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to conditions described under "Description of Junior Subordinated Debentures--Redemption or Exchange" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

         DISTRIBUTION OF SERIES A DEBENTURES

                  At any time, SWEPCO will have the right to terminate SWEPCO Capital I and, after satisfaction of the liabilities of creditors of SWEPCO Capital I as provided by applicable law, cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities in liquidation of SWEPCO Capital I. See "Certain Terms of the Series A Debentures--Distribution of Series A Debentures." If such a distribution should occur, SWEPCO would continue to have the right to shorten the maturity of the Series A Debentures, subject to certain conditions as described under "Certain Terms of the Series A Debentures
         - General." Under current United States federal income tax law, provided SWEPCO Capital I is treated as a "grantor trust" at the time of such distribution, such distribution should not be a taxable event to SWEPCO Capital I or to holders of the Series A Preferred Securities. If there were an occurrence of a Special Event pursuant to which SWEPCO Capital I was determined to be an association taxable as a corporation, however, such a distribution would be a taxable event to SWEPCO Capital I and to such holders. See "Certain Federal Income Tax Considerations--Distribution of Series A Debentures to Holders of Series A Preferred Securities." If SWEPCO does not elect to redeem or distribute the Series A Debentures as described above, the Series A Preferred Securities will remain outstanding until the repayment of the Series A Debentures.

         LIQUIDATION VALUE

                  The amount payable on the Series A Preferred Securities in the event of any liquidation of SWEPCO Capital I is $25 per Series A Preferred Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series A Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

                    CERTAIN TERMS OF THE SERIES A DEBENTURES

         GENERAL

                  The following summary of certain terms and provisions of the Series A Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the headings "Description of Junior Subordinated Debentures" and "Description of Corresponding Junior Subordinated Debentures," to which description reference is hereby made. The summary of certain terms and provisions of the Series A Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus is a part.

                  Concurrently with the issuance of the Series A Preferred Securities, SWEPCO Capital I will invest the proceeds thereof and the consideration paid by SWEPCO for the Series A Common Securities in the Series A Debentures issued by SWEPCO. The Series A Debentures will bear interest at the annual rate of __% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing _______, 1997, to the person in whose name each Series A Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month immediately preceding the Interest Payment Date.

                  It is anticipated that, until the liquidation, if any, of SWEPCO Capital I, each Series A Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each such case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of __% thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

                  The Series A Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Series A Debentures will mature on _____, 2037, which date may be shortened at any time and from time to time at the election of SWEPCO, but in no event to a date earlier than _______, 2002 (such date, as it may be shortened, the "Maturity Date"), provided, however, that, if SWEPCO exercises its right to liquidate SWEPCO Capital I and distribute the Series A Debentures to holders in exchange for the Series A Preferred Securities, effective upon such exercise the Maturity Date of the Series A Debentures may be changed to any date elected by SWEPCO that is (i) no earlier than the date five years after the initial issuance of the Series A Preferred Securities and (ii) no later than ______, 2037. The Series A Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of SWEPCO. In addition, the Series A Debentures will be effectively subordinated to all existing and future liabilities of SWEPCO's subsidiaries, and holders of Series A Debentures should look only to the assets of SWEPCO for payments on the Series A Debentures. SWEPCO currently has no subsidiaries. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of SWEPCO, whether under the Indenture, any other existing or other indenture that SWEPCO may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

         OPTION TO EXTEND INTEREST PAYMENT PERIOD

                  So long as no Event of Default under the Indenture has occurred and is continuing, SWEPCO has the right under the Indenture at any time during the term of the Series A Debentures to defer the payment of interest at any time or from time to time for one or more Extension Periods, each of which, together with all previous and further extensions of such Extension Period prior to its termination, may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Series A Debentures. At the end of such Extension Period, SWEPCO must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of __%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Debentures (or holders of Series A Preferred Securities while such series is outstanding) will be required to accrue interest income (as original issue discount) on an economic accrual basis for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Potential Extension of Interest Payment Period and Original Issue Discount."

                  During any such Extension Period, SWEPCO may not, and may not permit any subsidiary of SWEPCO to, (i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem, or otherwise acquire or make any sinking fund payment with respect to, any shares of SWEPCO's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Series A Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment, PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and (d) payments under any guarantee by SWEPCO with respect to any securities of a subsidiary of SWEPCO, provided that the proceeds from the issuance of such securities were used to purchase Junior Subordinated Debentures of any series under the Indenture). Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, SWEPCO may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. SWEPCO must give the Administrative Trustees and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Series A Preferred Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Administrative Trustees are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of such Series A Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Administrative Trustees shall give notice of SWEPCO's election to begin a new Extension Period to the holders of the Series A Preferred Securities within five Business Days of the receipt of notice thereof. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" in the accompanying Prospectus.

         ADDITIONAL SUMS

                  If SWEPCO Capital I is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, SWEPCO will pay as additional amounts on the Series A Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by SWEPCO Capital I shall not be reduced as a result of any such additional taxes, duties or other governmental charges, subject to the conditions described under "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

         REDEMPTION

                  The Series A Debentures are redeemable prior to maturity at the option of SWEPCO (i) on or after _______, 2002, in whole at any time or in part from time to time, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption plus 100% of the principal amount thereof or (ii) in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price equal to the accrued and unpaid interest on the Series A Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures--Redemption" and "Description of Corresponding Junior Subordinated Debentures--Optional Redemption" in the accompanying Prospectus.

         DISTRIBUTION OF SERIES A DEBENTURES

                  Under certain circumstances involving the termination of SWEPCO Capital I, Series A Debentures may be distributed to the holders of the Series A Preferred Securities in liquidation of SWEPCO Capital I after satisfaction of liabilities to creditors of SWEPCO Capital I as provided by applicable law. If distributed to holders of Series A Preferred Securities in liquidation, the Series A Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Preferred Securities, will act as depositary for the Series A Debentures. It is anticipated that the depositary arrangements for the Series A Debentures would be substantially identical to those in effect for the Series A Preferred Securities. If the Series A Debentures are distributed to the holders of Series A Preferred Securities upon the liquidation of SWEPCO Capital I, SWEPCO will use its best efforts to list the Series A Debentures on the NYSE or such other stock exchanges or other organizations, if any, on which the Series A Preferred Securities are then listed. There can be no assurance as to the market price of any Series A Debentures that may be distributed to the holders of Series A Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Description of Preferred Securities--Book-entry Issuance" in the accompanying Prospectus.

         REGISTRATION OF SERIES A DEBENTURES

                  A global security shall be exchangeable for Series A Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies SWEPCO that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) SWEPCO in its sole discretion determines that such global security shall be so exchangeable or (iii) the global security was issued pursuant to a liquidation of SWEPCO Capital I as provided in the Trust Agreement and there shall have occurred and be continuing a Debenture Event of Default with respect to such global security and the holders of at least a majority of the beneficial interests in such global security advise the Property Trustee in writing that the continuation of a book-entry system through DTC is no longer in their best interest. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Debentures are issued in definitive form, such Series A Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

                  Payments on Series A Debentures represented by a global security will be made to DTC, as the depositary for the Series A Debentures. In the event Series A Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Series A Debentures will be registrable, and Series A Debentures will be exchangeable for Series A Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by SWEPCO, PROVIDED that payment of interest may be made at the option of SWEPCO by check mailed to the address of the persons entitled thereto or by wire transfer as provided under "Description of Junior Subordinated Debentures--Payment and Paying Agents" in the accompanying Prospectus. In addition, if the Series A Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the month in which the relevant Interest Payment Date occurs. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Preferred Securities--Book-entry Issuance" in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

                  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                  Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in
         Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

                  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of SWEPCO Capital I would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in SWEPCO Capital I and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

                  Pursuant to an exception contained in the Plan Assets Regulation, the assets of SWEPCO Capital I would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in SWEPCO Capital I, less that 25% of the value of each class of equity interests in SWEPCO Capital I were held by Plans, other employee benefit plans not subject to ERISA or
         Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Preferred Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Series A Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Preferred Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Series A Preferred Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by SWEPCO.

                  Certain transactions involving SWEPCO Capital I could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Preferred Securities were acquired with "plan assets" of such Plan and the assets of SWEPCO Capital I were deemed to be "plan assets" of Plans investing in SWEPCO Capital I. For example, if SWEPCO is a Party in Interest with respect to an investing Plan, extensions of credit between SWEPCO Capital I and SWEPCO (as represented by the Series A Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, UNLESS exemptive relief were available under an applicable administrative exemption (see below). In addition, if SWEPCO were considered to be a fiduciary with respect to SWEPCO Capital I as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), certain operations of SWEPCO Capital I, including the optional redemption or acceleration of the Series A Debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. IN ORDER TO AVOID SUCH POTENTIAL PROHIBITED TRANSACTIONS, EACH INVESTING PLAN, BY PURCHASING THE SERIES A PREFERRED SECURITIES, WILL BE DEEMED TO HAVE DIRECTED SWEPCO CAPITAL I TO INVEST IN THE SERIES A DEBENTURES AND TO HAVE APPOINTED THE PROPERTY TRUSTEE.

                  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Preferred Securities if assets of SWEPCO Capital I were deemed to be "plan assets" of Plans investing in SWEPCO Capital I as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                  Because the Series A Preferred Securities may be deemed to be equity interests in SWEPCO Capital I for purposes of applying ERISA and
         Section 4975 of the Code, the Series A Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity or any person investing "plan assets" of any Plan (each, a "Plan Asset Entity"), UNLESS such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series A Preferred Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, SWEPCO and SWEPCO Capital I may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series A Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of SWEPCO Capital I were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                  Government plans, as defined in Section 3(32) of ERISA, are not subject to ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the impact of their respective state pension codes on investments in the Series A Preferred Securities, and the considerations discussed above, to the extent applicable.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

                  The following is a general summary of certain United States federal income tax consequences of the purchase, ownership and disposition of Series A Preferred Securities. This summary only addresses the tax consequences to a person acquiring Series A Preferred Securities on their original issue at their original offering price and that is a "United States Person" within the meaning of the Code, which includes (i) an individual citizen or resident of the United States,
         (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust specified as being a United States Person in the Code. This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of the Series A Preferred Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Preferred Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for United States federal income tax purposes,
         (iv) persons whose "functional currency" is not the United States dollar or (v) persons that do not hold the Series A Preferred Securities as capital assets.

                  The statements of law or legal conclusion set forth in this summary constitute the opinion of Christy & Viener, special tax counsel to SWEPCO and SWEPCO Capital I. This summary is based upon the Code, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of a Series A Preferred Security. In particular, legislation has been proposed that could adversely affect SWEPCO's ability to deduct interest on the Series A Debentures, which would in turn permit SWEPCO to cause a redemption of the Series A Preferred Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations and it is therefore possible that the United States federal income tax treatment of the Series A Preferred Securities may differ from the treatment described below.

                  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         CLASSIFICATION OF SWEPCO CAPITAL I

                  In connection with the issuance of the Series A Preferred Securities, Christy & Viener will render its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement and certain other documents, and based on certain facts and assumptions contained in such opinion, SWEPCO Capital I will be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of a Series A Preferred Security (a "Securityholder") will be treated as owning an undivided beneficial interest in the Series A Debentures.

         CLASSIFICATION OF THE SERIES A DEBENTURES

                  Based on the advice of its counsel, SWEPCO believes and intends to take the position that the Series A Debentures will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such challenge will not be successful. By purchasing and accepting Series A Preferred Securities, each Securityholder agrees to treat the Series A Debentures as indebtedness and the Series A Preferred Securities as evidence of an indirect beneficial ownership in the Series A Debentures. The remainder of this discussion assumes that the Series A Debentures will be classified as indebtedness of SWEPCO for United States federal income tax purposes.

         INCOME FROM SERIES A PREFERRED SECURITIES

                  Each Securityholder will be required to include in gross income its pro rata share of the interest income paid or accrued with respect to the Series A Debentures. Such income inclusion will be in accordance with the Securityholder's regular method of accounting except as set forth below under "--Potential Extension of Interest Payment Period and Original Issue Discount." Because income on the Series A Preferred Securities will constitute interest (or original issue discount), no amount included in income with respect to the Series A Preferred Securities will be eligible for the dividends-received deduction.

         POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

                  Under recently issued Treasury regulations (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether such debt instrument is issued with original issue discount ("OID"). As a result of terms and conditions of the Series A Debentures that prohibit certain payments with respect to SWEPCO's capital stock and indebtedness if SWEPCO elects to extend interest payment periods (see "Certain Terms of the Series A Debentures--Option to Extend Interest Payment Period"), SWEPCO believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, SWEPCO believes that the Series A Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such holder's allocable share of interest on the Series A Debentures in accordance with such holder's regular method of tax accounting.

                  Under the Regulations, if SWEPCO exercises its option to defer any payment of interest, the Series A Debentures would at that time be treated as issued with OID, and all stated interest on the Series A Debentures would thereafter be treated as OID for so long as the Series A Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Series A Debentures would be accounted for as OID on an economic-accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include OID in gross income even though SWEPCO would not make any actual cash payments during an Extension Period.

                  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

         DISTRIBUTION OF SERIES A DEBENTURES TO HOLDERS OF SERIES A PREFERRED SECURITIES

                  As described under the caption "Certain Terms of the Series A Preferred Securities--Distribution of Series A Debentures," SWEPCO will have the right, at any time, to liquidate SWEPCO Capital I and cause the Series A Debentures to be distributed to the holders of the Series A Preferred Securities. Under current United States federal income tax law, provided SWEPCO Capital I is treated as a "grantor trust" at the time of such distribution, such distribution would not be a taxable event to Securityholders. Such a distribution would result in a Securityholder receiving directly such Securityholder's pro rata share of the Series A Debentures previously held indirectly through SWEPCO Capital I, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in such Securityholder's Series A Preferred Securities before such distribution.

                  If, however, SWEPCO Capital I were subject to United States federal income tax as a corporation with respect to income accrued or received on the Series A Debentures at the time of liquidation, the distribution of Series A Debentures to Securityholders by SWEPCO Capital I would be a taxable event to SWEPCO Capital I and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Preferred Securities for the Series A Debentures it received upon the liquidation of SWEPCO Capital I.

                  A Securityholder would accrue interest in respect of Series A Debentures received from SWEPCO Capital I in the manner described above under "--Income from Series A Preferred Securities" and "--Potential Extension of Interest Payment Period and Original Issue Discount."

         SALE OR REDEMPTION OF SERIES A PREFERRED SECURITIES

                  A Securityholder that sells (including a redemption for cash) Series A Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Preferred Securities and the amount of consideration paid for such Series A Preferred Securities (excluding the portion that represents accrued and unpaid interest that has not yet been included in income, which portion will constitute ordinary income). Assuming that SWEPCO does not exercise its option to defer payment of interest on the Series A Debentures and the Series A Debentures are not considered issued with OID, a Securityholder's adjusted tax basis in the Series A Preferred Securities generally will be its initial purchase price. If SWEPCO does exercise its option to defer payment of interest or the Series A Debentures are otherwise deemed to have been issued with OID, a Securityholder's adjusted tax basis in the Series A Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by Distributions or other payments received on the Series A Preferred Securities in respect of OID. Gain or loss on the sale of the Series A Preferred Securities generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Series A Preferred Securities have been held for more than one year.

                  The Series A Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Debentures. A Securityholder that disposes of such Securityholder's Series A Preferred Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from SWEPCO Capital I for the period prior to such disposition) will nevertheless be required to include as ordinary income accrued but unpaid interest on the Series A Debentures through the date of disposition. Such Securityholder will recognize a capital loss on the disposition of Series A Preferred Securities to the extent the amount realized with respect to the Series A Preferred Securities is less than the Securityholder's adjusted tax basis in the Series A Preferred Securities. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

         BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

                  The amount of interest income paid and OID accrued on the Series A Preferred Securities will be reported to Securityholders and to the Internal Revenue Service except in the case of corporations and other exempt Securityholders. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt Securityholders unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct and meets certain other conditions.

                  Payment of proceeds from disposition of Series A Preferred Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder establishes an exemption from information reporting and backup withholding.

                  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

         POSSIBLE TAX LAW CHANGES

      On February 6, 1997, President Clinton introduced to Congress his budget proposal for fiscal year 1998. Included in President Clinton's budget proposal is a tax provision, which if enacted, generally would treat as equity, for federal income tax purposes, an instrument issued by a corporation if the instrument has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above described provision is proposed to be effective generally for instruments issued on or after the date of first action by Congressional committee. As of the date hereof, no such Congressional action has occurred. If the proposed provision applied to the Series A Debentures, SWEPCO would be unable to deduct interest on the Series A Debentures. A similar tax provision was contained in President Clinton's budget proposal for fiscal year 1997, which provision was not enacted before the 104th Congress adjourned. Under current law, SWEPCO believes and intends to take the position that it is able to deduct interest on the Series A Debentures. There can be no assurance that current or future leglislative proposals or final legislation will not affect the ability of SWEPCO to deduct interest on the Series A Debentures. Such a change could give rise to a Tax Event, which would permit SWEPCO to cause a redemption of the Series A Preferred Securities as described more fully under "Description of Preferred Securities--Redemption or Exchange--Special Event Redemption or Distribution of Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.






                                  UNDERWRITING

                  Subject to the terms and conditions of the Underwriting Agreement, SWEPCO and SWEPCO Capital I have agreed that SWEPCO Capital I will sell to each of the Underwriters named below, and each of such Underwriters, for whom Smith Barney Inc., Dean Witter Reynolds Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), has severally agreed to purchase from SWEPCO Capital I the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                 Number of
                                                                 Series A
                                                                 Preferred
                                               UNDERWRITER      SECURITIES

      Smith Barney Inc.....................................      _________
      Dean Witter Reynolds Inc.............................
      Goldman, Sachs & Co..................................
      Morgan Stanley & Co. Incorporated....................
                                                                 ---------
               Total.......................................      4,400,000

                  Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

                  The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of $____ per Series A Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per Series A Preferred Security to certain brokers and dealers. After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

                  In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used to purchase the Series A Debentures issued by SWEPCO, the Underwriting Agreement provides that SWEPCO will pay as Underwriters' Compensation for the Underwriters arranging the investment therein of such proceeds an amount of $____ per Series A Preferred Security ($____ per Series A Preferred Security sold to certain institutions) for the accounts of the several Underwriters.

             Until the distribution of the Series A Preferred Securities is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series A Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Series A Preferred Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series A Preferred Securities.

               If the Underwriters create a short position in the Series A Preferred Securities in connection with the offering, i.e., if they sell more Series A Preferred Securities than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Series A Preferred Securities in the open market.

               The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Series A Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Series A Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Series A Preferred Securities as part of the offering.

               In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

               Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Securities. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

               SWEPCO and SWEPCO Capital I have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series A Preferred Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of SWEPCO Capital I, or any preferred securities or any other securities of SWEPCO Capital I or SWEPCO which are substantially similar to the Series A Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or that represent the right to receive securities, preferred securities or any such substantially similar securities of either SWEPCO Capital I or SWEPCO, without the prior written consent of the Representatives, except for the Series A Preferred Securities and the Series A Guarantee offered in connection with the offering.

                  Prior to this offering, there has been no public market for the Series A Preferred Securities. The Series A Preferred Securities will be listed on the NYSE under the symbol "______". Trading of the Series A Preferred Securities on the NYSE is expected to commence within thirty days after the initial delivery of the Series A Preferred Securities. In order to meet one of the requirements for listing the Series A Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders. Trading of the Series A Preferred Securities on the NYSE is expected to commence within a seven-day period after the initial delivery of the Series A Preferred Securities. The Representatives have advised SWEPCO that they intend to make a market in the Series A Preferred Securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Preferred Securities.

                  SWEPCO and SWEPCO Capital I have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

                  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to SWEPCO and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                                 LEGAL OPINIONS

                  Certain matters of Delaware law relating to the validity of the Series A Preferred Securities, the enforceability of the Trust Agreement and the creation of SWEPCO Capital I will be passed upon by Richards, Layton & Finger, special Delaware counsel to SWEPCO and SWEPCO Capital I. The validity of the Series A Guarantee and the Series A Debentures will be passed upon for SWEPCO by Milbank, Tweed, Hadley & McCloy, New York, New York, and for the Underwriters by Sidley & Austin, Chicago, Illinois. Sidley & Austin has from time to time represented CSW and certain of its affiliates, including SWEPCO, in connection with certain matters. Certain matters relating to United States federal income tax considerations will be passed upon by Christy & Viener, New York, New York, special tax counsel to SWEPCO and SWEPCO Capital I.





                      (THIS PAGE INTENTIONALLY LEFT BLANK)







===============================================================================
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
===============================================================================

                  SUBJECT TO COMPLETION, DATED April 2, 1997

PROSPECTUS

                                  $110,000,000
                       SOUTHWESTERN ELECTRIC POWER COMPANY
                         JUNIOR SUBORDINATED DEBENTURES
                              --------------------

                                SWEPCO CAPITAL I
                                SWEPCO CAPITAL II

            Preferred Securities guaranteed, as described herein, by

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              --------------------

        Southwestern Electric Power Company, a Delaware corporation ("SWEPCO"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of SWEPCO. See "Description of the Junior Subordinated Debentures--Subordination." If provided in a related prospectus supplement accompanying this Prospectus (the "Prospectus Supplement"), SWEPCO will have the right to defer payments of interest on any series of Junior Subordinated Debentures at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in the Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payments" and "--Certain Covenants of SWEPCO."

        SWEPCO Capital I and SWEPCO Capital II, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer, from time to time, their respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer Trust. SWEPCO will be the owner of the common securities (the "Common Securities") representing common undivided beneficial interests in the assets of each Issuer Trust. The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities of each Issuer Trust, and payments on liquidation or redemption with respect to such Preferred Securities are each guaranteed by SWEPCO as described herein (each, a "Guarantee," and collectively, the "Guarantees"). See "Description of Guarantees." SWEPCO's obligations under each Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO. Concurrently with the issuance by an Issuer Trust of its Preferred Securities, such Issuer Trust will invest the proceeds thereof and any contributions made by
                                                       (CONTINUED ON NEXT PAGE)

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                      THE DATE OF THIS PROSPECTUS IS ___________ _, 1997





(CONTINUED FROM PREVIOUS PAGE)

SWEPCO in respect of SWEPCO's purchase of the Common Securities in a corresponding series of Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of such Issuer Trust's Preferred Securities. The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer Trust, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer Trust. SWEPCO may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the related Preferred Securities) or may terminate each Issuer Trust at any time and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interests in such Issuer Trust. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

        Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in the related Prospectus Supplement. If provided in the related Prospectus Supplement, SWEPCO will have the right to defer payments of interest on any series of Junior Subordinated Debentures at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of such Junior Subordinated Debentures). If Corresponding Junior Subordinated Debentures are issued and interest payments on such Corresponding Junior Subordinated Debentures are so deferred, Distributions on the related series of Preferred Securities will also be deferred and SWEPCO will not be permitted, subject to certain exceptions set forth herein, to declare, set aside or pay any cash distributions with respect to SWEPCO's capital stock or debt securities that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, interest on the Corresponding Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of Preferred Securities are entitled will accumulate) at the rate per annum set forth in the related Prospectus Supplement. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "--Certain Covenants of SWEPCO" and "Description of Preferred Securities--Distributions."

        The Junior Subordinated Debentures and the Preferred Securities (the "Offered Securities") may be offered in amounts, at prices and on terms to be determined at the time of offering, PROVIDED that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities shall not exceed $110,000,000. Certain specific terms of the Offered Securities will be described in the Prospectus Supplement, including, without limitation and where applicable and to the extent not set forth herein: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, maturity (including any provision for shortening thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, terms of redemption, if any, sinking fund provisions, if any, terms for conversion or exchange, if any, into other securities, the initial offering or purchase price, methods of distribution and any other special terms; and (ii) in the case of Preferred Securities, the identity of the Issuer Trust, specific title, aggregate amount, stated liquidation preference, distribution rate or the method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, dates on which and place or places where Distributions will be payable, voting rights, any redemption provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution, and any other special terms.

        The Prospectus Supplement will also contain information, as applicable, concerning certain United States federal income tax considerations relating to the Offered Securities.

        The Offered Securities may be sold directly by SWEPCO, SWEPCO Capital I and/or SWEPCO Capital II, as the case may be (each, an "Issuer"), through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of an Issuer or underwriters are involved in the sale of any Offered Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to an Issuer or Issuers, as the case may be, from such sale also will be set forth in a Prospectus Supplement or Prospectus Supplements. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange or the Nasdaq National Market. If the Offered Securities are not listed on any national securities exchange or the Nasdaq National Market, there can be no assurance that there will be a liquid secondary market for such Offered Securities.

        This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement relating to such Offered Securities.




                              AVAILABLE INFORMATION

        SWEPCO is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information (including proxy and information statements) filed by SWEPCO can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. The Commission also maintains a web site (http://www.sec.gov.) that contains reports, proxy statements and other information regarding SWEPCO.

        SWEPCO and the Issuer Trusts have filed with the Commission a joint Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to SWEPCO, the Issuer Trusts and the Offered Securities, reference is hereby made to such Registration Statement, including the exhibits thereto, which may be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549 or through the Commission's home page on the Internet, or copies of which may be obtained from the Commission at such office upon payment of the fees prescribed by the Commission. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

        No separate financial statements of the Issuer Trusts have been included herein. SWEPCO and the Issuer Trusts do not consider that such financial statements would be material to holders of Preferred Securities offered hereby because each Issuer Trust is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. Furthermore, taken together, SWEPCO's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee, provide in the aggregate, a guarantee of Distributions and other amounts due on the related Preferred Securities of the Issuer Trusts. See "The Issuer Trusts," "Description of the Preferred Securities," "Description of Guarantees" and "Description of Corresponding Junior Subordinated Debentures." In addition, SWEPCO does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        SWEPCO's Annual Report on Form 10-K for the year ended December 31, 1996 filed by SWEPCO with the Commission pursuant to the Exchange Act and SWEPCO's current report on Form 8-K dated January 7, 1997 as filed with the Commission pursuant to the Exchange Act on January 31, 1997 are incorporated in this Prospectus by reference:

        All documents filed by SWEPCO pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; PROVIDED, HOWEVER, that all documents subsequently filed by SWEPCO pursuant to Section 13 or 14 of the Exchange Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of SWEPCO's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        SWEPCO HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO CENTRAL AND SOUTH WEST CORPORATION, 1616 WOODALL RODGERS FREEWAY, DALLAS, TEXAS 75202, ATTENTION:
DIRECTOR, FINANCE, TELEPHONE NUMBER (214) 777-1000. THE INFORMATION RELATING TO SWEPCO CONTAINED IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY OR THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

        NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SWEPCO OR ITS SUBSIDIARIES SINCE THE DATE OF THIS PROSPECTUS OR THE DATE OF THE LATEST PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.



                       SOUTHWESTERN ELECTRIC POWER COMPANY

        Southwestern Electric Power Company, a Delaware corporation, is a public utility company engaged in the production, purchase, transmission, distribution and sale of electricity in portions of northeastern Texas, northwestern Louisiana and western Arkansas. SWEPCO serves approximately 409,000 retail customers in the northeastern Texas, northwestern Louisiana and western Arkansas area. Central and South West Corporation ("CSW"), a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended, owns all of the issued and outstanding Common Stock of SWEPCO. SWEPCO's executive offices are located at 428 Travis Street, Shreveport, Louisiana 71101-0001, telephone number (318) 222-2141.

        The foregoing information relating to SWEPCO does not purport to be comprehensive and should be read together with the financial statements and other information contained in the Incorporated Documents.

                                THE ISSUER TRUSTS

        Each Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by SWEPCO, as depositor of such Issuer Trust, the Delaware Trustee (as defined herein) of such Issuer Trust, the Property Trustee (as defined herein) of such Issuer Trust and the Administrative Trustees (as defined herein) of such Issuer Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by SWEPCO and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, such Corresponding Junior Subordinated Debentures will be the sole assets of such Issuer Trust, and payments under such Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the sole source of revenue of such Issuer Trust.

        All of the Common Securities of each Issuer Trust will be owned by SWEPCO. The Common Securities of an Issuer Trust will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities of such Issuer Trust, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from a Debenture Event of Default (as defined herein), the rights of SWEPCO as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer Trust. See "Description of Preferred Securities--Subordination of Common Securities." SWEPCO will acquire Common Securities having an aggregate Liquidation Amount (as defined herein) equal to not less than 3% of the total capital of each Issuer Trust.

        Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust has a term of up to 45 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer Trust's business and affairs are conducted by its trustees, which will be appointed by SWEPCO as holder of the Common Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the trustees will be The Bank of New York, as Property Trustee, (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with SWEPCO (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities, or the holders of a majority in liquidation preference of the Preferred Securities if a Debenture Event of Default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. SWEPCO will pay all fees and expenses related to each Issuer Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust. The principal executive office of each Issuer Trust is 428 Travis Street, Shreveport, Louisiana 71156-0001; telephone number (318) 222-2141.

                                 USE OF PROCEEDS

        Unless otherwise indicated in the Prospectus Supplement, the net proceeds to be received by SWEPCO from the issuance and sale of the Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuer Trusts in connection with the investment by the Issuer Trusts of all of the proceeds from the sale of Preferred Securities) will initially become part of the general funds of SWEPCO and will be used to replace or retire, through redemption, repurchase or otherwise, one or more series of outstanding first mortgage bonds or preferred stock, or any combination thereof, to repay all or a portion of SWEPCO's short-term borrowings outstanding at the time of issuance of the Offered Securities and for other general corporate purposes, subject to applicable regulatory requirements. Reference is made to the Incorporated Documents with respect to SWEPCO's capital requirements and its general financing plans. Each Issuer Trust will invest all proceeds received from the sale of Preferred Securities in Corresponding Junior Subordinated Debentures.

          CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                                  REQUIREMENTS

        The following table sets forth SWEPCO's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the years indicated:

                                               Year Ended December 31,

                                        1996      1995   1994   1993   1992
                                       -----     -----  -----   -----   -----


Earnings to Fixed Charges               2.81     3.80   3.70    3.27    3.39
Earnings to Combined Fixed
  Charges and Preferred
  Stock Dividend
  Requirements (unaudited)              2.61     3.53   3.40    2.97    3.12

         For computation of the foregoing ratios (i) earnings consist of net income plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component of leases and amortization of debt discount, premium and expense. Pretax earnings required for preferred stock dividends were computed using the effective tax rate for the applicable year.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture dated as of , as supplemented and amended from time to time (the "Indenture"), between SWEPCO and The Bank of New York, as trustee (the "Debenture Trustee"). The Corresponding Junior Subordinated Debentures may be issued from time to time in one or more series of Corresponding Junior Subordinated Debentures under the Indenture between SWEPCO and the Debenture Trustee. SWEPCO may issue Junior Subordinated Debentures to the public or to institutional investors as described under "Plan of Distribution" or Corresponding Junior Subordinated Debentures to the Issuer Trusts in connection with the issuance of Preferred Securities. The following summary is subject to the provisions of and is qualified by reference to the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein or in a Prospectus Supplement, such provisions or defined terms are incorporated herein or therein by reference. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted. Except as otherwise provided herein, this summary of certain terms and provisions of Junior Subordinated Debentures is also applicable to the Corresponding Junior Subordinated Debentures. For additional terms and provisions applicable only to the Corresponding Junior Subordinated Debentures, see "Description of Corresponding Junior Subordinated Debentures."

GENERAL

         Each series of Junior Subordinated Debentures will rank PARI PASSU with all other series of Junior Subordinated Debentures, will be unsecured and will be subordinated and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of SWEPCO. See "--Subordination." As the Junior Subordinated Debentures will be issued by SWEPCO, the Junior Subordinated Debentures effectively will be subordinate to all obligations of any SWEPCO subsidiaries, and the rights of SWEPCO's creditors, including holders of Junior Subordinated Debentures, to participate in the assets of such subsidiaries upon liquidation or reorganization will be junior to the rights of the holders of all preferred stock, indebtedness and other liabilities of such subsidiaries, which may include trade payables, obligations to banks under credit facilities, guarantees, pledges, support arrangements, bonds, capital leases, notes and other obligations. SWEPCO currently has no subsidiaries. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of SWEPCO, whether under the Indenture, any other indenture that SWEPCO may enter into in the future or otherwise. See "--Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

         The Indenture provides that Junior Subordinated Debentures may be issued from time to time in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of SWEPCO's Board of Directors or an Officer's Certificate (each, a "Supplemental Indenture"). (Section 2.01) The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued thereunder. SWEPCO's Restated Certificate of Incorporation, as amended (the "Articles"), currently limit the amount of unsecured debt that SWEPCO may issue to (i) the equivalent of 20% of the total of all secured indebtedness and total equity or (ii) as to unsecured debt maturing in less than ten years, the equivalent of 10% of such aggregate. SWEPCO is currently seeking to amend its Articles to eliminate such limitations. The Indenture does not contain any provisions that would limit the ability of SWEPCO to incur indebtedness or that would afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged or similar transaction involving SWEPCO or in the event of a change of control.

         Reference is made to the Prospectus Supplement for the following terms of the series of Junior Subordinated Debentures being offered thereby: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable or the method of determination thereof (including any provision for the shortening thereof); (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest, if any, or the manner of calculation of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, of SWEPCO to extend or defer the interest payment periods and the duration of such extension or deferral; (vii) the period or periods within which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of SWEPCO; (viii) the obligation, if any, of SWEPCO to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods during which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) the form of such Junior Subordinated Debentures; (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debentures shall be issuable; (xi) whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depositary; and (xii) any and all other terms with respect to such series not inconsistent with the provisions of the Indenture. (Section 2.01)

SUBORDINATION

         The Indenture provides that Junior Subordinated Debentures are subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of SWEPCO, whether outstanding on the date of such issuance of Junior Subordinated Debentures or thereafter incurred, as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or premium, if any, or interest on, the Junior Subordinated Debentures may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any payment or distribution of assets to creditors upon any dissolution, winding-up, liquidation or reorganization of SWEPCO, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due on all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.04) The Junior Subordinated Debentures effectively will also be subordinate to all obligations of SWEPCO's subsidiaries, if any. See "--General."

         The term "Senior Indebtedness" is defined in the Indenture to mean the principal of and premium, if any, and interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

         (a) all indebtedness of SWEPCO evidenced by notes, debentures, bonds or other securities sold by SWEPCO for money;

         (b) all indebtedness of others of the kinds described in paragraph (a) above assumed by or guaranteed in any manner by SWEPCO or in effect guaranteed by SWEPCO through an agreement to purchase, contingent or otherwise;

         (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of paragraphs (a) and (b) above; and

         (d) all payments of money relating to any lease which is capitalized on the balance sheet or consolidated balance sheet, as the case may be, of SWEPCO or its subsidiaries, if any, in accordance with generally accepted accounting principles as in effect from time to time;

unless, in the case of any particular indebtedness, renewal, extension, refunding or lease payment, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding or lease payment is not superior in right of payment to or is PARI PASSU with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions contained in the Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01)

         The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of December 31, 1996, Senior Indebtedness of SWEPCO aggregated approximately $699.1 million. SWEPCO expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

CERTAIN COVENANTS OF SWEPCO

         If there shall have occurred any event that would, with the giving of notice or the passage of time, or both, constitute a Debenture Event of Default under the Indenture, as described under "--Debenture Events of Default" below, or SWEPCO exercises its option to extend or defer the interest payment period described in clause (vi) under "--General" above, SWEPCO will not, until all defaulted interest on the Junior Subordinated Debentures and all interest accrued on the Junior Subordinated Debentures during any such extended or deferred interest payment period and all principal and premium, if any, then due and payable on the Junior Subordinated Debentures shall have been paid in full,
(i) declare, set aside or pay any dividend or distribution on any capital stock of SWEPCO, except for dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire, or make any sinking fund payment for the purchase or redemption of, any shares of its capital stock (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and except for mandatory redemption or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment); PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision. (Section 4.06) As of October 31, 1996, SWEPCO had no such series of Preferred Stock outstanding. With respect to any issuance of Corresponding Junior Subordinated Debentures in connection with the issuance of Preferred Securities, SWEPCO will make certain additional covenants as described under "Description of Corresponding Junior Subordinated Debentures."

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         Each series of Junior Subordinated Debentures will be issued in registered form and in certificated form or will be represented by one or more global securities. If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Registrar or at the office of any transfer agent designated by SWEPCO for such purpose with respect to any series of Junior Subordinated Debentures and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 2.05) If a Prospectus Supplement refers to any transfer agent (in addition to the Registrar) initially designated by SWEPCO with respect to any series of Junior Subordinated Debentures, SWEPCO may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that SWEPCO will be required to maintain a transfer agent in each Place of Payment for such series. (Section 4.02) SWEPCO may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures. The Junior Subordinated Debentures may be transferred or exchanged without service charge, other than any tax or governmental charge imposed in connection therewith. (Section 2.05)

         In the event of any redemption in part, SWEPCO shall not be required to
(i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures of like tenor and of the series of which such Junior Subordinated Debenture is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures of like tenor and of such series to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part. (Section 2.05)

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the Prospectus Supplement, payment of principal of and premium, if any, on any Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such Junior Subordinated Debenture. Unless otherwise indicated in the Prospectus Supplement, principal of and premium, if any, and interest on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as SWEPCO may designate from time to time, except that at the option of SWEPCO payments on the Junior Subordinated Debentures may be made (i) by checks mailed by the Debenture Trustee to the holders entitled thereto at their registered addresses as specified in the Register for such Junior Subordinated Debentures or (ii) to a holder of $1,000,000 or more in aggregate principal amount of such Junior Subordinated Debentures who has delivered a written request to the Debenture Trustee at least 14 days prior to the relevant Interest Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account; PROVIDED that, in either case, the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee. Unless otherwise indicated in the Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any Interest Payment Date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Junior Subordinated Debenture) is registered at the close of business on the record date for such interest payment. (Sections 2.03 and 4.03)

         The Debenture Trustee will initially act as Paying Agent with respect to the Junior Subordinated Debentures. SWEPCO may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that SWEPCO will be required to maintain a Paying Agent in each Place of Payment for each series of the Junior Subordinated Debentures. (Sections 4.02 and 4.03)

         All moneys paid by SWEPCO to a Paying Agent for the payment of the principal of or premium, if any, or interest on any Junior Subordinated Debenture of any series that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to SWEPCO and the holder of such Junior Subordinated Debenture will thereafter look only to SWEPCO for payment thereof. (Section 11.06)

GLOBAL DEBENTURES

         The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more global securities ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor Depositary. (Section 2.11)

         The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Junior Subordinated Debenture will be described in the Prospectus Supplement relating to such series. SWEPCO anticipates that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by SWEPCO if such Junior Subordinated Debentures are offered and sold directly by SWEPCO. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

         So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

         Payments of principal of, premium, if any, and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of SWEPCO, the Debenture Trustee, any Paying Agent, or the Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debentures representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SWEPCO expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Junior Subordinated Debenture representing such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. SWEPCO also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

         Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by SWEPCO within 90 days, SWEPCO will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, SWEPCO may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. Further, if SWEPCO so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to SWEPCO, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interest, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by SWEPCO, of $25 and integral multiples thereof. (Section 2.11)

REDEMPTION

         Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

         The applicable Prospectus Supplement will specify the period or periods within which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debentures of any series may be redeemed, in whole or in part, at the option of SWEPCO. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

         Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, SWEPCO may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

         "Debenture Tax Event" means the receipt by SWEPCO of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by SWEPCO on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by SWEPCO, in whole or in part, for United States federal income tax purposes.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address (Section 3.02). Unless SWEPCO defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

         If provided in the applicable Prospectus Supplement, SWEPCO shall have the right at any time or from time to time during the term of any series of Junior Subordinated Debentures to defer the payment of interest for such number of consecutive interest payment periods with respect to each deferred period as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement. In the event that SWEPCO exercises this right, certain restrictions will be applicable to SWEPCO as described under "--Certain Covenants of SWEPCO."

AGREED TAX TREATMENT

         The Indenture provides that each holder of a Junior Subordinated Debenture, each person that acquires a beneficial ownership interest in a Junior Subordinated Debenture and SWEPCO agree that for United States federal, state and local tax purposes it is intended that such Junior Subordinated Debenture constitute indebtedness. (Section 13.12)

MODIFICATION OF INDENTURE

         The Indenture contains provisions permitting SWEPCO and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; PROVIDED that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture. (Section 9.02) In the case of Corresponding Junior Subordinated Debentures, so long as any of the related series of Preferred Securities remain outstanding, SWEPCO will covenant in the applicable Supplemental Indenture that no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or non-compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. See "Description of Corresponding Junior Subordinated Debentures."

         In addition, SWEPCO and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures (including the Junior Subordinated Debentures being offered hereby), any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01)

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures, which has occurred and is continuing, constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

         (a) failure for 60 days to pay interest on the Junior Subordinated Debentures of that series when due and payable (subject to SWEPCO's right to defer interest payments pursuant to an Extension Period as described under "--Option to Extend Interest Payment Date"); or

         (b) failure for 3 days to pay principal of or premium, if any, on the Junior Subordinated Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking or analogous fund payment if established with respect to that series; or

         (c) failure to observe or perform any other covenant (other than those specifically relating to one or more other series of Junior Subordinated Debentures) contained in the Indenture for 90 days after notice; or

         (d) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging SWEPCO a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of SWEPCO under the Federal Bankruptcy Code or any other similar applicable federal or state law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under such Code in respect of SWEPCO and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of SWEPCO or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

         (e) SWEPCO shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or other similar applicable federal or state law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors; or

         (f) any other Event of Default specified with respect to the Junior Subordinated Debentures of that series (Section 6.01).

         The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee for that series. (Section 6.06) The Debenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default with respect to such series and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 33% in aggregate liquidation preference of the related series of Preferred Securities shall have such right.

         At any time after a declaration of acceleration with respect to the Junior Subordinated Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Debenture Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

         (a) SWEPCO has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                  (1) all overdue interest on all Junior Subordinated Debentures of such series;

                  (2) the principal of and premium, if any, on any Junior Subordinated Debentures of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Junior Subordinated Debentures;

                  (3) interest upon overdue interest at the rate or rates prescribed therefor in such Junior Subordinated Debentures, to the extent that payment of such interest is lawful;

                  (4) all amounts due to the Debenture Trustee under the Indenture; and

         (b) any other Debenture Event or Events of Default with respect to Junior Subordinated Debentures of such series, other than the nonpayment of the principal of the Junior Subordinated Debentures of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 6.01)

         The holders of a majority in aggregate outstanding principal amount of all series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. (Section 6.06) In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the related series of Preferred Securities shall have such right. SWEPCO is required to file annually with the Debenture Trustee a certificate as to whether or not SWEPCO is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d))

         In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of SWEPCO to pay interest or principal on the Corresponding Junior Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may institute a Direct Action (as defined below under "Description of Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities") for payment after the respective due dates specified in the Corresponding Junior Subordinated Debentures. SWEPCO may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. SWEPCO shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by SWEPCO to such holder in any Direct Action.

         The holders of the Preferred Securities would not be able to exercise directly any rights against SWEPCO other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, to the fullest extent permitted by law, the holders of at least 33% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of such rights. See "Description of Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities."

CONSOLIDATION, MERGER AND SALE

         The Indenture does not contain any covenant which restricts SWEPCO's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any corporation or otherwise engage in restructuring transactions. (Section 10.01)

CONVERSION OR EXCHANGE

         Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of SWEPCO, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

DEFEASANCE AND DISCHARGE

         Under the terms of the Indenture, if SWEPCO deposits with the Debenture Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures of any series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures and if SWEPCO delivers to the Debenture Trustee an Opinion of Counsel to the effect that the holders of Junior Subordinated Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the release of certain obligations of the Company (as described below) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and release had not occurred:

         (a) SWEPCO will be released from substantially all of its covenants and other obligations contained in the Indenture and thereafter any failure to comply with any such covenant or obligation will not constitute a Default or a Debenture Event of Default with respect to the Junior Subordinated Debentures of such series;

         (b) the occurrence of an event described in clause (c) under "Debenture Events of Default" above will no longer constitute a Default or a Debenture Event of Default with respect to the Junior Subordinated Debentures of such series; and

         (c) the Junior Subordinated Debentures of such series will thereafter be deemed not to be outstanding for purposes of determining whether the holders of the requisite aggregate principal amount of Junior Subordinated Debentures have approved any amendment, modification or waiver with respect to any covenant or obligation described in clause
         (a) above or any event described in clause (b) above;

PROVIDED that the foregoing will not relieve SWEPCO of its obligations to make payments in respect of the Junior Subordinated Debentures of such series.

         In addition to discharging certain obligations under the Indenture as stated above, if SWEPCO delivers to the Debenture Trustee an Opinion of Counsel (in lieu of the Opinion of Counsel referred to above) to the effect that (a) SWEPCO has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of Junior Subordinated Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (c) the trust resulting from the defeasance is a valid trust and will not constitute a regulated investment company under the Investment Company Act of 1940, as amended, then, in such event, SWEPCO will be deemed to have paid and discharged the entire indebtedness on the Junior Subordinated Debentures (except as to any surviving rights such as rights of registration of transfer or exchange expressly provided for in the Indenture). In the event of any such defeasance and discharge of Junior Subordinated Debentures of such series, holders of Junior Subordinated Debentures of such series would be able to look only to such trust fund for payment of principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures of such series. (Sections 11.01, 11.02 and 11.03) Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.04)

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02) The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

         The Bank of New York serves as trustee and agent under agreements involving SWEPCO and its affiliates.

MISCELLANEOUS

         SWEPCO will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of SWEPCO; PROVIDED that, in the event of any such assignment, SWEPCO will remain liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto. (Section 13.11)

                       DESCRIPTION OF PREFERRED SECURITIES

         The Preferred Securities and the Common Securities of each Issuer Trust will be created pursuant to the terms of the Trust Agreement for each Issuer Trust. The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer Trust, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of each Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

         The Preferred Securities of an Issuer Trust will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities of that Issuer Trust except as described below under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by SWEPCO for the benefit of the holders of an Issuer Trust's Preferred Securities (each, a "Guarantee") will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

         Each Issuer Trust's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions ("Additional Amounts") if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

         Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         If provided in the applicable Prospectus Supplement, SWEPCO has the right under the Indenture to defer the payment of interest on any series of the Corresponding Junior Subordinated Debentures at any time or from time to time for one or more Extension Periods, subject to the terms, conditions and covenants, if any, specified in the applicable Prospectus Supplement, PROVIDED that no Extension Period may extend beyond the maturity of such series of Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer Trust of such Preferred Securities during any such Extension Period. During such Extension Period SWEPCO may not, and may not permit any subsidiary of SWEPCO to, (i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem, or otherwise acquire or make any sinking fund payment with respect to, any shares of SWEPCO's capital stock, including the Common Stock of SWEPCO, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment, PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and (d) payments under any guarantee by SWEPCO with respect to any securities of a subsidiary of SWEPCO, provided that the proceeds from the issuance of such securities were issued to purchase Junior Subordinated Debentures of any series under the Indenture). See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Date," and "--Certain Covenants of SWEPCO" and "Description of Corresponding Junior Subordinated Debentures--Certain Covenants of SWEPCO."

         The revenue of each Issuer Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which such Issuer Trust will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of Corresponding Junior Subordinated Debentures." If SWEPCO does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the related Preferred Securities. The payment of Distributions (if and to the extent the Issuer Trust has funds available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by SWEPCO on a limited basis as set forth herein under "Description of Guarantees."

         Distributions on the Preferred Securities of each Issuer Trust will be payable to the holders thereof as they appear on the register of such Issuer Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

         MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related Preferred Securities and Common Securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption (the "Redemption Date"), at a redemption price equal to the aggregate liquidation preference of such Preferred Securities plus accumulated and unpaid Distributions thereon to the Redemption Date (the "Redemption Price") and the related amount of the premium, if any, paid by SWEPCO upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Corresponding Junior Subordinated Debentures -Optional Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by SWEPCO upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the related Preferred Securities and the Common Securities.

         SWEPCO will have the right to redeem any series of Corresponding Junior Subordinated Debentures at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding Junior Subordinated Debentures--Optional Redemption." In addition, the applicable Prospectus Supplement will specify the period or periods within which, the price or prices at which and the terms and conditions upon which the Corresponding Junior Subordinated Debentures of any series may be redeemed, in whole or in part, at the option of SWEPCO. Corresponding Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the Redemption Price for any Corresponding Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the Redemption Date, plus 100% of the principal amount thereof.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF CORRESPONDING
JUNIOR SUBORDINATED DEBENTURES.

         If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, SWEPCO has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) within 90 days following the occurrence of such Special Event at the Redemption Price. Whether or not a Special Event has occurred, SWEPCO has the right to terminate the related Issuer Trust at any time and, after satisfaction of liabilities to creditors of such Issuer Trust, if any, as provided by applicable law, cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer Trust. If SWEPCO does not elect either option described above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer Trust has become subject as a result of a Tax Event.

         "Investment Company Event" means the receipt by the applicable Issuer Trust of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") the applicable Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the applicable Issuer Trust.

         "Like Amount" means (i) with respect to a redemption of any series of Preferred Securities, Preferred Securities and Common Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities and Common Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Preferred Securities in connection with a termination or liquidation of the related Issuer Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities or Common Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $25 per Preferred Security and Common Security.

         "Tax Event" means the receipt by the applicable Issuer Trust of an opinion of counsel, rendered by a law firm having a recognized national tax and securities practice, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the related Trust Agreement, there is more than an insubstantial risk that (i) the applicable Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by SWEPCO on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by SWEPCO, in whole or in part, for United States federal income tax purposes, or (iii) the applicable Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

         After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities and Common Securities (i) such series of Preferred Securities and Common Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

         There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a termination and liquidation of an Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on termination and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

         If an Issuer Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC, funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "--Book-entry Issuance." If such Preferred Securities are no longer in book-entry form, such Issuer Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holder of such Preferred Securities as of the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by SWEPCO pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), SWEPCO or its subsidiaries, if any, may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

         Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; PROVIDED, HOWEVER, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the fifteenth day prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

         If less than all of the Preferred Securities and Common Securities issued by an Issuer Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated PRO RATA among the Preferred Securities and Common Securities. The particular Preferred Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation preference of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions (including Additional Sums, if applicable) on, and the Redemption Price of, each Issuer Trust's Preferred Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Preferred Securities and Common Securities; PROVIDED, HOWEVER, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Sums, if applicable) on, or Redemption Price of, any of the Issuer Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Issuer Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Sums, if applicable) on, or Redemption Price of, the Issuer Trust's Preferred Securities then due and payable.

         In the case of any Event of Default resulting from a Debenture Event of Default, SWEPCO as holder of each Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of SWEPCO as holder of the Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

         Pursuant to each Trust Agreement, each Issuer Trust shall automatically terminate upon expiration of its term and shall be terminated on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of SWEPCO; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Preferred Securities and Common Securities if SWEPCO, as Depositor, has given written direction to the Property Trustee to terminate such Issuer Trust (which direction is optional and wholly within the discretion of SWEPCO as Depositor); (iii) the redemption of all of such Issuer Trust's Preferred Securities as described under "--Redemption or Exchange"; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of such Issuer Trust.

         If an early termination occurs as described in clause (i), (ii) or (iv) above, such Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the liquidation preference plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer Trust on its Preferred Securities shall be paid on a PRO RATA basis. The holders of such Issuer Trust's Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, such Preferred Securities shall have a priority over such Common Securities. A supplemental indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the occurrence of a Debenture Event of Default under the Indenture with respect to the Corresponding Junior Subordinated Debentures (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

                  (ii) default by an Issuer Trust in the payment of any Distribution with respect to Preferred Securities of that issue when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default by an Issuer Trust in the payment of any Redemption Price of any Preferred Security or Common Security of that issue when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
         (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 33% in aggregate liquidation preference of the outstanding Preferred Securities of that issue, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by SWEPCO to appoint a successor Property Trustee within 60 days thereof.

         Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer Trust's Preferred Securities, the Administrative Trustees and SWEPCO, as Depositor, unless such Event of Default shall have been cured or waived. SWEPCO, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

         If, in the event of a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 33% in aggregate principal amount of the Corresponding Junior Subordinated Debentures fail to declare the principal due and payable, the holders of at least 33% in aggregate liquidation preference of the related series of Preferred Securities shall have such right. Except as set forth above, the existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof or declare amounts due and payable.

         If a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures has occurred and is continuing, the corresponding Preferred Securities shall have a preference over the related Common Securities upon termination of the applicable Issuer Trust as described above. See "--Liquidation Distribution Upon Termination."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If a Debenture Event of Default has occurred and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, of its rights as a holder of the Corresponding Junior Subordinated Debentures against SWEPCO. Notwithstanding the foregoing, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of SWEPCO to pay interest or principal on the Corresponding Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding against SWEPCO for enforcement of payment to such holder of the principal of or interest on the Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action") after the respective due dates specified in the Corresponding Junior Subordinated Debentures. In connection with such Direct Action, SWEPCO will be subrogated to the rights of such holder of Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by SWEPCO to such holder of Preferred Securities in such Direct Action.

         The holders of the Preferred Securities would not be able to exercise directly against SWEPCO any rights other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures unless the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, fails to do so for 60 days. In such event, to the fullest extent permitted by law, the holders of at least 33% in aggregate liquidation preference of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of such rights.

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures shall have occurred and be continuing, the applicable Issuer Trustee may be removed at any time by the holder of the related Common Securities. If such a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding corresponding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in SWEPCO as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the applicable Trust Property may at the time be located, SWEPCO, as the holder of the Common Securities, shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default with respect to any Corresponding Junior Subordinated Debentures has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

         An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer Trust may, at the request of SWEPCO, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities of such Issuer Trust, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; PROVIDED that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer Trust with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities having substantially the same terms as such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) SWEPCO expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of such Issuer Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, SWEPCO has received an opinion from independent counsel to such Issuer Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (viii) SWEPCO or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee. Notwithstanding the foregoing, an Issuer Trust shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities of such Issuer Trust, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Issuer Trust or the successor entity to be classified as other than a "grantor trust" for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

         Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         Each Trust Agreement may be amended from time to time by SWEPCO and the Administrative Trustees, without the consent of the holders of the related Preferred Securities, (i) to reflect the acceptance of appointment by a successor Issuer Trustee, (ii) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, that shall not be inconsistent with the other provisions of such Trust Agreement, or (iii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the related Issuer Trust will be classified for United States federal income tax purposes as a "grantor trust" at all times that any Preferred Securities and Common Securities of such Issuer Trust are outstanding or to ensure that such Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, PROVIDED, HOWEVER, that in the case of clause (ii) above, such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities of such Issuer Trust, and, in the case of clause (iii), any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of such Preferred Securities and Common Securities. Such Trust Agreement may be amended by the Administrative Trustees and SWEPCO with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of such outstanding Preferred Securities and Common Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect such Issuer Trust's status as a "grantor trust" for United States federal income tax purposes or such Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, PROVIDED, FURTHER that without the consent of each holder of such Preferred Securities and Common Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on such Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of such Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of holders of such Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date as described under "--Events of Default; Notice" above.

         So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding corresponding Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the applicable Issuer Trust will be classified as a "grantor trust" and will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the applicable Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required for an Issuer Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by SWEPCO, the Issuer Trustees or any affiliate of SWEPCO or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer Trust's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and SWEPCO. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and SWEPCO. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and SWEPCO) to act as Paying Agent.

BOOK-ENTRY ISSUANCE

         DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer Trust, representing in the aggregate the total number of such Issuer Trust's Preferred Securities, and will be deposited with DTC.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer Trust is discontinued.

         To facilitate subsequent transfers, all of the Preferred Securities deposited by the Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer Trust's Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

         Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer Trust thereof or SWEPCO, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and SWEPCO. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. SWEPCO, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer Trust's Preferred Securities will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer Trusts and SWEPCO believe to be accurate, but the Issuer Trusts and SWEPCO assume no responsibility for the accuracy thereof. None of the Issuer Trusts, any Issuer Trustee nor SWEPCO has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REGISTRAR AND TRANSFER AGENT

         Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by SWEPCO and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of SWEPCO for United States federal income tax purposes. In this connection, SWEPCO and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that SWEPCO and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                            DESCRIPTION OF GUARANTEES

         Each Guarantee will be executed and delivered by SWEPCO concurrently with the issuance by each Issuer Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of each Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to the Preferred Securities and the Issuer Trust mean the Preferred Securities of an Issuer Trust and such Issuer Trust, respectively, to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Preferred Securities.

GENERAL

         SWEPCO will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantees: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer Trust has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer Trust has funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of such Issuer Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Amount plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment to the extent that such Issuer Trust has funds on hand available therefor and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Preferred Securities. SWEPCO's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by SWEPCO to the holders of the applicable Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

         Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If SWEPCO does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer Trust, it is expected the Issuer Trust will not be able to pay Distributions on the Preferred Securities and will not have funds available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO. See "--Status of the Guarantees." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of SWEPCO, whether under the Indenture or any existing or other indenture that SWEPCO may enter into in the future or otherwise.

         SWEPCO has, through the applicable Guarantee, the applicable Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreements (as defined below), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

         Each Guarantee will constitute an unsecured obligation of SWEPCO and will rank subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO.

         Each Guarantee will rank PARI PASSU with all other Guarantees issued by SWEPCO. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against SWEPCO to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the related Guarantee Payments in full to the extent not paid by the related Issuer Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by SWEPCO. SWEPCO may, from time to time, incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SWEPCO and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under each Guarantee will occur upon the failure of SWEPCO to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

         Any holder of the related Preferred Securities may institute a legal proceeding directly against SWEPCO to enforce its rights under such related Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         SWEPCO, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not SWEPCO is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by SWEPCO in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Notwithstanding this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

         Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer Trust or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

         Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENTS

         Pursuant to the related Agreement as to Expenses and Liabilities entered into by SWEPCO under each Trust Agreement (the "Expense Agreement"), SWEPCO will, as holder of the Common Securities, irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any Preferred Securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.

                          DESCRIPTION OF CORRESPONDING
                         JUNIOR SUBORDINATED DEBENTURES

         The Corresponding Junior Subordinated Debentures are to be issued in one or more series under the Indenture with terms corresponding to the terms of the related Preferred Securities. For a summary of certain terms and provisions of Junior Subordinated Debentures that, except where noted, pertains in all respects to the Corresponding Junior Subordinated Debentures, see "Description of Junior Subordinated Debentures." This summary of certain terms and provisions of, or relating to, Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

         Concurrently with the issuance of each Issuer Trust's Preferred Securities, such Issuer Trust will invest the proceeds thereof and the consideration paid by SWEPCO for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by SWEPCO to such Issuer Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities plus SWEPCO's concurrent investment in the Common Securities and will rank PARI PASSU with all other series of Junior Subordinated Debentures. The Corresponding Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of SWEPCO. See "Description of Junior Subordinated Debentures--Subordination" and the Prospectus Supplement relating to any offering of related Preferred Securities.

OPTIONAL REDEMPTION

         The applicable Prospectus Supplement will specify the period or periods within which, the price or prices at which and the terms and conditions upon which the Corresponding Junior Subordinated Debentures of any series may be redeemed, in whole or in part, at the option of SWEPCO. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption."

         If a Special Event in respect of an Issuer Trust shall occur and be continuing, SWEPCO may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

         For so long as the applicable Issuer Trust is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer Trust to redeem the related Preferred Securities in accordance with their terms. SWEPCO may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

CERTAIN COVENANTS OF SWEPCO

         SWEPCO will covenant in the applicable Supplemental Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer Trust of the corresponding series of Preferred Securities and Common Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer Trust has occurred and is continuing and (iii) SWEPCO has elected, and has not revoked such election, to pay Additional Sums in respect of such Preferred Securities and Common Securities, SWEPCO will pay to such Issuer Trust such Additional Sums. SWEPCO will also covenant, as to each series of Corresponding Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of SWEPCO to,
(i) declare, set aside or pay any dividend or distribution on, or repurchase, redeem or otherwise acquire, or make any sinking fund payment for the purchase or redemption of, any shares of its capital stock, including the Common Stock of SWEPCO, or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other Corresponding Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in shares of its capital stock or in rights to acquire shares of its capital stock, (b) conversions into or exchanges for shares of its capital stock, (c) redemptions, purchases or other acquisitions of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of SWEPCO or any of its subsidiaries and mandatory redemptions or sinking fund payments with respect to any series of Preferred Stock of SWEPCO that are subject to mandatory redemption or sinking fund requirements, PROVIDED that the aggregate stated value of all such series outstanding at the time of any such payment does not exceed five percent of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by SWEPCO and then outstanding and (2) the capital and surplus of SWEPCO to be stated on the books of account of SWEPCO after giving effect to such payment, PROVIDED, HOWEVER, that any moneys deposited in any sinking fund and not in violation of this provision may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund without regard to the restrictions contained in this provision, and
(d) payments under any guarantee by SWEPCO with respect to any securities of a subsidiary of SWEPCO, provided that the proceeds from the issuance of such securities were used to purchase Junior Subordinated Debentures of any series under the Indenture) if at such time (i) there shall have occurred any event of which SWEPCO has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" under the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and (b) in respect of which SWEPCO shall not have taken reasonable steps to cure, (ii) SWEPCO shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) SWEPCO shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

         SWEPCO will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to SWEPCO's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer Trust, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities and Common Securities in liquidation of such Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer Trust to remain classified as a "grantor trust" and not to be classified as an association taxable as a corporation for United States federal income tax purposes. SWEPCO will also make certain additional agreements relating to the Indenture as provided in the last sentence of the first paragraph under "Description of Junior Subordinated Debentures--Modification of Indenture."

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEES

         As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Preferred Securities; (iii) SWEPCO shall pay for all and any costs, expenses and liabilities of such Issuer Trust except the Issuer Trust's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of such Issuer Trust.

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by SWEPCO as and to the extent set forth under "Description of Guarantees." Taken together, SWEPCO's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Preferred Securities. If and to the extent that SWEPCO does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer Trust will not pay Distributions or other amounts due on related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer Trust does not have sufficient funds to pay such Distributions. In such event, the remedies of a holder of a series of Preferred Securities are as described above under "Description of Junior Subordinated Debentures--Debenture Events of Default," "Description of Preferred Securities--Events of Default; Notice" and "--Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of SWEPCO under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of SWEPCO.

         Notwithstanding anything to the contrary in the Indenture, SWEPCO has the right to set off any payment it is otherwise required to make thereunder with and to the extent SWEPCO has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

         A holder of any related Preferred Security may institute a legal proceeding directly against SWEPCO to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer Trust or any other person or entity.

         Each Issuer Trust's Preferred Securities evidence a beneficial interest in such Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and the rights of a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from SWEPCO the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer Trust (or from SWEPCO under the applicable Guarantee) if and to the extent such Issuer Trust has funds available for the payment of such Distributions.

         Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of assets held by such Issuer Trust and after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of SWEPCO, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of SWEPCO, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any shareholders of SWEPCO receive payments or distributions. Since SWEPCO is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to shareholders of SWEPCO in the event of liquidation or bankruptcy of SWEPCO would be substantially the same.

         A default or event of default under any Senior Indebtedness of SWEPCO will not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of SWEPCO, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute a Debenture Event of Default under the Indenture with respect to such series.

                              PLAN OF DISTRIBUTION

         SWEPCO may sell any series of the Junior Subordinated Debentures, and each Issuer Trust may sell any series of Preferred Securities, through underwriters, dealers or agents, or directly to one or more purchasers. The Prospectus Supplement with respect to the securities offered thereby will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to SWEPCO or the Issuer Trust, as the case may be, from such sale, any underwriting discounts and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         If underwriters are involved in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in such Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

         If a dealer is used in the sale of any Offered Securities, SWEPCO will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer involved in a particular offering of Offered Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the Prospectus Supplement relating to such offering.

         The Offered Securities may be sold directly by SWEPCO or through agents designated by SWEPCO from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the Offered Securities will be named, and any commissions payable by SWEPCO to such agent will be set forth, in the Prospectus Supplement relating to such offer or sale. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

         Certain of the underwriters, dealers or agents and their associates may be customers of, engage in the transactions with or perform services for SWEPCO and/or the applicable Issuer Trust and/or any of their respective affiliates in the ordinary course of business.

         SWEPCO will indicate in a Prospectus Supplement the extent to which it anticipates that a secondary market for the Offered Securities will be available.

         Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of such Offered Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to certain conditions, SWEPCO and the applicable Issuer Trustee may agree to indemnify the several underwriters, dealers or agents and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments any such person may be required to make in respect thereof.

                                 LEGAL OPINIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters in connection with the Offered Securities, including the validity of the Junior Subordinated Debentures, the Indenture and the Guarantees, will be passed upon for SWEPCO and each Issuer Trust by Milbank, Tweed, Hadley & McCloy, New York, New York, and for the underwriters by Sidley & Austin, Chicago, Illinois. Sidley & Austin has from time to time represented CSW and certain of its affiliates, including SWEPCO, in connection with certain matters. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of each Trust Agreement and the creation of each Issuer Trust will be passed upon by Richards, Layton & Finger, P.A., as special Delaware counsel to SWEPCO and the Issuer Trusts. Certain tax matters in connection with the Preferred Securities will be passed upon for SWEPCO and each Issuer Trust by Christy & Viener, New York, New York.

                                     EXPERTS

         The financial statements and schedules incorporated in this Prospectus by reference from SWEPCO's Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports, which are incorporated herein by reference and have been so incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.







==============================================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SWEPCO SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                               PAGE

Risk Factors...................................................S- 6
SWEPCO Capital I...............................................S- 9
Southwestern Electric Power Company............................S-10
Recent Developments............................................S-10
Use of Proceeds................................................S-10
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed
  Charges and Preferred Stock Dividend
  Requirements.................................................S-11
Selected Financial Information.................................S-11
Accounting Treatment...........................................S-12
Certain Terms of the Series A Preferred
  Securities...................................................S-12
Certain Terms of the Series A Debentures.......................S-14
ERISA Considerations...........................................S-16
Certain Federal Income Tax Considerations......................S-18
Underwriting...................................................S-21
Legal Opinions.................................................S-22

                             PROSPECTUS

Available Information.........................................    2
Incorporation of Certain Documents by
  Reference...................................................    2
Southwestern Electric Power Company...........................    4
The Issuer Trusts.............................................    4
Use of Proceeds...............................................    5
Consolidated Ratios of Earnings to Fixed
  Charges and Earnings to Combined Fixed Charges
  and Preferred Stock Dividend Requirements...................    5
Description of Junior Subordinated Debentures.................    6
Description of Preferred Securities...........................   18
Description of Guarantees.....................................   34
Description of Corresponding Junior
   Subordinated Debentures....................................   37
Relationship Among the Preferred Securities,
   the Corresponding Junior Subordinated
   Debentures and the Guarantees..............................   39
Plan of Distribution..........................................   40
Legal Opinions................................................   42
Experts.......................................................   42








                                    4,400,000
                              PREFERRED SECURITIES



                                SWEPCO CAPITAL I

                          % TRUST PREFERRED SECURITIES,
                                    SERIES A







==============================================================================

                      GUARANTEED, AS DESCRIBED HEREIN, BY
                       SOUTHWESTERN ELECTRIC POWER COMPANY

                                     SWEPCO

                                   ----------

                              PROSPECTUS SUPPLEMENT

                             DATED ___________, 1997

                                   ----------


                                SMITH BARNEY INC.
                            DEAN WITTER REYNOLDS INC.
                              GOLDMAN, SACHS & CO.
                              MORGAN STANLEY & CO.
                                  INCORPORATED


==============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             Registration fee......................................... $ 33,334
            *Public Utility Holding Company Act filing fee............    2,000
            *Counsel fees..........................................      80,000
            *Accountants' fees....................................        8,000
            *Stock exchange listing fees..........................       47,800
            *Trustee fees.........................................       10,000
            *Rating agency fees...................................       22,500
            *Blue sky expenses.....................................       1,250
            *Printing and delivery of registration statement,
               prospectus, certificates, etc......................       20,000
            *Expenses of Central and South West Services, Inc.........    3,000
            *Miscellaneous expenses.................................      4,689
                                                                        -------

                 Total................................................ $232,573
- -------------------

* Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides broadly for indemnification of directors and officers against claims and liabilities against them in their capacities as such. SWEPCO's bylaws also provide for the indemnification of officers and directors by SWEPCO. In addition, SWEPCO has purchased Directors' and Officers' Liability and Company Reimbursement Liability Insurance which, in certain circumstances, provide for payments to the directors and officers of SWEPCO, in the event of such liabilities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)    Exhibits

               A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index, which immediately precedes such exhibits.

        (b)    Financial Statement Schedules

               None.

ITEM 17.  UNDERTAKINGS.

        (a)    Each of the undersigned registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section
               10(a)(3)  of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; PROVIDED, HOWEVER, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SWEPCO certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shreveport, State of Louisiana, on April 2, 1997.

                       SOUTHWESTERN ELECTRIC POWER COMPANY


                       By:    /S/  WENDY G. HARGUS
                                   Wendy G. Hargus
                                      Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 2, 1997.

                        SIGNATURE                   TITLE


/S/                 MICHAEL D. SMITH *   President(principal executive officer);
                    Michael D. Smith     Director


/S/                 WENDY G. HARGUS *   Treasurer (principal financial officer)
                    Wendy G. Hargus


/S/                 R. RUSSELL DAVIS *   Controller and Chief Accounting Officer
                    R. Russell Davis    (principal accounting officer)


                                         Director
                    E.R. Brooks


/S/                 GLENN FILES *       Director
                    Glenn Files







/S/                 JAMES E. DAVISON *   Director
                    James E. Davison


/S/                 DR. FREDERICK E. JOYCE * Director
                    Dr. Frederick E. Joyce


/S/                 WILLIAM C. PEATROSS *  Director
                    William C. Peatross


/S/                 MAXINE P. SARPY *   Director
                    Maxine P. Sarpy


/S/                 KAREN C. MARTIN *  Director
                    Karen C. Martin


                    * By:  /s/ Wendy G. Hargus
                           Wendy G. Hargus, Attorney-in-Fact



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SWEPCO Capital I certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 2, 1997.

                                SWEPCO CAPITAL I


                                By /S/   WENDY G. HARGUS
                                Wendy G. Hargus, as Administrative Trustee





                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SWEPCO Capital II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 2, 1997.

                                 SWEPCO CAPITAL II



                                 By /S/   WENDY G. HARGUS
                                     Wendy G. Hargus, as Administrative Trustee





                                  EXHIBIT INDEX

 Exhibit
   NO.                            DESCRIPTION


  1(a) Form of Underwriting Agreement relating to Junior Subordinated Debentures not issued in connection with Preferred Securities (previously filed).

  1(b) Form of Underwriting Agreement to be used in connection with the issuance of Preferred Securities (previously filed).

  4(a) Form of Indenture between SWEPCO and The Bank of New York, as Trustee, to be used in connection with the issuance of the Junior Subordinated Debentures and Corresponding Junior Subordinated Debentures (previously filed).

  4(b) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) (previously filed).

  4(c) Form of Supplemental Indenture to Indenture to be used in connection with the issuance of Corresponding Junior Subordinated Debentures and Preferred Securities (previously filed).

  4(d) Form of Junior Subordinated Debenture (included in Exhibit 4(c) above)

  4(e) Certificate of Trust of SWEPCO Capital I (Certificate for SWEPCO Capital II will be substantially identical except for names and dates) (previously filed).

  4(f) Trust Agreement of SWEPCO Capital I (Trust Agreement for SWEPCO Capital II will be substantially identical except for names and dates) (previously filed).

  4(g) Form of Amended and Restated Trust Agreement (Agreements for SWEPCO Capital I and SWEPCO Capital II are substantially identical except for names and dates) (previously filed).

  4(h) Form of Preferred Security Certificate for SWEPCO Capital I and SWEPCO Capital II. (included in Exhibit 4(g) above).

  4(i) Form of Guarantee Agreement (Agreements for SWEPCO Capital I and SWEPCO Capital II are substantially identical except for names and dates) (previously filed).

  5(a) Opinion of Milbank, Tweed, Hadley & McCloy with respect to the Junior Subordinated Debentures and Guarantees.

  5(b) Opinion of Richards, Layton & Finger, special Delaware counsel, with respect to the Preferred Securities of SWEPCO Capital I.

  5(c) Opinion of Richards, Layton & Finger, special Delaware counsel, with respect to the Preferred Securities of SWEPCO Capital II.

  8 Opinion of Christy & Viener with respect to United States Federal Income Tax Matters.

*12(a) Statements re Computation of Ratios of Earnings to Fixed Charges (Exhibit 12.3, Form 10-K for the Year ended December 31, 1996.

12(b) Statements re Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.

23(a)   Consent of Arthur Andersen LLP.

23(b) Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5(a) above).

23(c) Consents of Richards, Layton & Finger (included in Exhibits 5(b) and 5(c) above).

23(d)   Consent of Christy & Viener (included in Exhibit 8 above).

24 Powers of Attorney (included on page II-3 of Registration Statement) (previously filed).

25(a) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture between SWEPCO and The Bank of New York.

25(b) Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee for the Guarantee for SWEPCO Capital I.

25(c) Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee for the Amended and Restated Trust Agreement of SWEPCO Capital I.

25(d) Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee for the Guarantee for SWEPCO Capital II.

 25(e) Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee for the Amended and Restated Trust Agreement of SWEPCO Capital II.
- ------------------
*  Incorporated by reference.